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TABLE OF CONTENTS Prospectus Supplement

Filed Pursuant to Rule 424(b)(5)
Registration No. 333-237226

The information in this preliminary prospectus supplement is not complete and may be changed. A registration statement relating to the securities has become effective by rule of the Securities and Exchange Commission. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion. Dated May 11, 2020

PRELIMINARY PROSPECTUS SUPPLEMENT
(to Prospectus dated March 16, 2020)

$

% Fixed-to-Floating Rate Subordinated Notes due 2030

         We are offering $            aggregate principal amount of        % Fixed-to-Floating Rate Subordinated Notes due 2030 (the "Notes"). The Notes will mature on                , 2030. From and including the date of original issuance to, but excluding,                 , 2025 or the date of early redemption, the Notes will bear interest at a rate of        % per annum, payable semiannually in arrears on            and                of each year, commencing on                , 2020. From and including                , 2025, to, but excluding,                , 2030 or the date of early redemption, the Notes will bear interest at a floating rate per annum equal to a benchmark rate (which is expected to be Three-Month Term SOFR (as defined herein)) plus a spread of            basis points, payable quarterly in arrears on            ,             ,            and of each year, commencing on                 , 2025.

         We may, at our option, redeem the Notes (i) in whole or in part beginning with the interest payment date of                        , 2025, and on any interest payment date thereafter or (ii) in whole but not in part upon the occurrence of a "Tax Event," a "Tier 2 Capital Event" or First Interstate BancSystem, Inc. becoming required to register as an investment company pursuant to the Investment Company Act of 1940, as amended (the "1940 Act"). The redemption price for any redemption is 100% of the principal amount of the Notes, plus accrued and unpaid interest thereon to, but excluding, the date of redemption. Any early redemption of the Notes will be subject to the receipt of the approval of the Board of Governors of the Federal Reserve System to the extent then required under applicable laws or regulations, including capital regulations.

         The Notes will rank junior to all of our existing and future senior indebtedness. In addition, the Notes will be effectively subordinated to all of our secured indebtedness to the extent of the value of the assets securing such indebtedness. The Notes will be structurally subordinated to all of the existing and future liabilities and obligations of our subsidiaries, including the deposit liabilities and claims of other creditors of our bank subsidiary, First Interstate Bank. The Notes will be obligations of First Interstate BancSystem, Inc. only and will not be obligations of, and will not be guaranteed by, any of our subsidiaries.

         The Notes will not be listed on any national securities exchange. Currently, there is no public market for the Notes.

	PUBLIC OFFERING PRICE(1)	UNDERWRITING DISCOUNTS AND COMMISSIONS(2)	PROCEEDS, BEFORE EXPENSES, TO US(1)

Per Note	%	%	%

Total	$	$	$

(1)
Plus accrued interest, if any, from                        , 2020 to the date of delivery.

(2)
We have agreed to reimburse the underwriter for certain expenses in connection with this offering. See "Underwriting."

         The underwriter expects to deliver the Notes in book-entry only form on or about                , 2020.

         Investing in the Notes involves certain risks. Please read "Risk Factors" beginning on page S-5 of this prospectus supplement, on page 5 of the accompanying prospectus, on page 60 of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, and beginning on page 12 of our Annual Report on Form 10-K for the year ended December 31, 2019.

         None of the Securities and Exchange Commission, any state securities commission, the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation (the "FDIC"), the Montana Division of Banking and Financial Institutions, or any other regulatory body has approved or disapproved of the Notes or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

         The Notes are not savings accounts, deposits or other obligations and will not be insured by the FDIC or any other governmental agency or instrumentality, and they are not obligations of, or guaranteed by, our bank or any of our non-bank subsidiaries.

The date of this prospectus supplement is                    , 2020

Prospectus Supplement

PROSPECTUS

        We have not, and the underwriter has not, authorized any other person to provide you with any information other than the information contained in this prospectus supplement, the accompanying prospectus, any free writing prospectus we may authorize to be delivered to you and the documents incorporated by reference herein and therein. Neither we nor the underwriter take responsibility for, or provide any assurance as to the reliability of, any different or additional information. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus supplement and the accompany prospectus in any jurisdiction in which it is unlawful to make such offer or solicitation. The information contained in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein or therein or any free writing prospectus prepared by us is only accurate as of the date of the document containing such information, regardless of the time of delivery of this prospectus supplement and any sale of the Notes.

S-i

 ABOUT THIS PROSPECTUS SUPPLEMENT

        This document is comprised of two parts. The first is this prospectus supplement, which describes the specific terms of this offering. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering. This prospectus supplement also adds to, updates and changes information contained in the accompanying prospectus. If the information set forth in this prospectus supplement differs in any way from the information in the accompanying prospectus, you should rely on the information in this prospectus supplement. If the information set forth in this prospectus supplement conflicts with any statement in a document we have incorporated by reference, then you should consider only the statement in the more recent document.

        The accompanying prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the "SEC") using a shelf registration statement. The registration statement, including the exhibits to the registration statement, contains additional information about us. The registration statement can be obtained from the SEC's website, www.sec.gov. Under the shelf registration process, from time to time, we may offer and sell debt securities, including the subordinated debt securities offered hereby, preferred stock, depositary shares, common stock, warrants, purchase contracts or units, or any combination thereof, in one or more offerings.

        It is important that you read and consider all of the information contained in this prospectus supplement, the accompanying prospectus and any free writing prospectus filed by us with the SEC related to this offering in making your investment decision. You should also read and consider the information in the documents to which we have referred you in "Incorporation of Certain Documents by Reference" on page S-iii of this prospectus supplement and "Where You Can Find More Information" on page 3 of the accompanying prospectus.

        The distribution of this prospectus supplement, the accompanying prospectus and any free writing prospectus and the offering of the Notes in certain jurisdictions may be restricted by law. Persons into whose possession this prospectus supplement, the accompanying prospectus and any free writing prospectus come should inform themselves about and observe any such restrictions. This prospectus supplement, the accompanying prospectus and any free writing prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

        In this prospectus supplement, references to the "Corporation," "FIBK," "we," "us," "our" or similar references mean First Interstate BancSystem, Inc. and not First Interstate BancSystem, Inc. together with any of its subsidiaries, unless the context indicates otherwise.

EXTENDED SETTLEMENT

        We expect that delivery of the Notes will be made against payment therefor on or about May         , 2020, which will be the fifth business day following the date of pricing of the Notes, or "T+5." Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes on the date of pricing or the next two succeeding business days will be required, by virtue of the fact that the Notes initially settle in T+5, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the Notes who wish to trade the Notes prior to their date of delivery hereunder should consult their advisors.

S-ii

 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an internet website that contains reports, proxy statements and other information about issuers, like FIBK, that file electronically with the SEC. The address of that website is http://www.sec.gov. FIBK's internet website address is http://www.fibk.com. We make available, through our website, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and any amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The references to the SEC's website and our website are for the convenience of investors as required by the SEC and shall not be deemed to incorporate any information on these websites into this prospectus. All website addresses in this prospectus are intended to be inactive textual references only.

        In this prospectus supplement and the accompanying prospectus, as permitted by law, we "incorporate by reference" information from other documents that we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement and the accompanying prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus supplement and the accompanying prospectus is considered to be automatically updated and superseded. In other words, in case of a conflict or inconsistency between information contained in this prospectus supplement and the accompanying prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

        We incorporate by reference the documents listed below and any documents we file with the SEC in the future (File No. 001-34653) under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act until the completion of the offering of Notes under this prospectus supplement (other than information in such additional documents that is deemed, under the Exchange Act, in accordance with the Exchange Act and SEC rules, to be "furnished" and not filed with the SEC):

  •
  Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on February 27, 2020;

  •
  Definitive Proxy Statement on Schedule 14A for the 2020 Annual Meeting of Shareholders, filed on March 20, 2020 (solely to the extent incorporated by reference into Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019);

  •
  Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, filed with the SEC on May 11, 2020;

  •
  Current Reports on Form 8-K, filed with the SEC on January 7, 2020, January 29, 2020, February 19, 2020, February 21, 2020, April 15, 2020, April 30, 2020 and May 6, 2020; and

  •
  The description of our Class A common stock included in FIBK's Registration Statement on Form 8-A/A (Amendment No. 1) filed with the SEC on October 23, 2017 (File No. 001-34653) by incorporation by reference to FIBK's Registration Statement on Form S-3 filed with the SEC on September 25, 2017 (File No. 333-220594), as updated by Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on February 27, 2020, including any other amendment or reports filed for the purpose of updating such description.

        Any statement contained in this prospectus supplement, the accompanying prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus

S-iii

to the extent that a statement contained in any subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement and the accompanying prospectus.

        You may request a copy of any of these filings, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing, at no cost, by writing to or telephoning us at the following address:

First Interstate BancSystem, Inc.
401 North 31st Street
Billings, Montana 59116
Attention: Corporate Secretary
(406) 255-5390

S-iv

 CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

        This prospectus supplement contains or incorporates by reference, and from time to time our management may make, forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act and Rule 175 promulgated thereunder, and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Rule 3b-6 promulgated thereunder, that involve inherent risks and uncertainties. In some cases, you can identify these statements by forward-looking words such as "may," "might," "will," "should," "expects," "intends," "plans," "anticipates," "believes," "estimates," "predicts," "potential" or "continues," the negative of these terms and other comparable terminology. These forward looking statements, which are subject to risks, uncertainties and assumptions (some of which are beyond our control and ability to predict), may include projections of FIBK's future financial performance, future expenses, anticipated growth strategies, descriptions of new business initiatives and anticipated trends in FIBK's business or financial results. These statements are not guarantees of future performance and are only predictions based on our current expectations and projections about future events. Factors that could cause FIBK's actual financial condition and results of operations, level of activity, performance or achievements to differ materially from those indicated by such forward-looking statements include, but are not limited to:

  •
  political, legal, regulatory, and general economic or business conditions, either nationally or regionally;

  •
  geopolitical uncertainties throughout the world that may impact our business and our clients' businesses;

  •
  weather-related and other adverse climate conditions, disease, outbreaks, viruses, wide-spread health emergencies, pandemics and other adverse biological conditions (including the recent outbreak of COVID-19), or other adverse conditions, that may impact our business and our clients' businesses;

  •
  changes in the interest rate environment or interest rate changes made by the Board of Governors of the Federal Reserve (the "Federal Reserve");

  •
  the effect of the various actions taken by the U.S. government in response to the COVID-19 pandemic;

  •
  credit performance of our loan portfolio;

  •
  adequacy of the allowance for credit losses and access to low-cost funding sources;

  •
  the unavailability of the London Interbank Offered Rate;

  •
  impairment of goodwill;

  •
  dependence on our management team and ability to attract and retain qualified employees;

  •
  governmental regulation and changes in regulatory, tax and accounting rules and interpretations;

  •
  stringent capital requirements;

  •
  future Federal Deposit Insurance Corporation insurance premium increases;

  •
  Consumer Financial Protection Bureau restrictions on our ability to originate and sell mortgage loans;

  •
  cyber-security risks, including items such as "denial of service," "hacking" and "identity theft";

  •
  management distraction and costs associated with defending against, and unfavorable resolution with respect to, significant litigation, including class action litigation, and regulatory proceedings;

S-v

  •
  inability to meet liquidity requirements;

  •
  inability to grow organically or through acquisitions;

  •
  impairment of collateral underlying our loans;

  •
  environmental remediation and other costs associated with repossessed properties;

  •
  ineffective internal operational controls;

  •
  competitive pressures among depository and other financial institutions may increase significantly;

  •
  competitors that have greater financial resources or that develop products that enable them to compete more successfully and that may be subject to different regulatory standards than us;

  •
  reliance on external vendors;

  •
  soundness of other financial institutions;

  •
  failure of technology and failure to effectively implement technology-driven products and services;

  •
  risks associated with introducing and implementing new lines of business, products or services;

  •
  failure to execute on strategic or operational plans, including the ability to complete acquisitions or fully achieve expected cost savings or revenue growth associated with acquisitions;

  •
  deposit attrition, client loss and/or revenue loss following completed acquisitions;

  •
  anti-takeover provisions;

  •
  changes in dividend policy and the inability of our bank subsidiary to pay dividends;

  •
  uninsured nature of any investment in our common stock;

  •
  decline in market price and volatility of our common stock;

  •
  voting control of Class B common stock stockholders;

  •
  dilution as a result of future equity issuances;

  •
  controlled company status;

  •
  subordination of our common stock to our debt; and

  •
  the effects of any downgrade in FIBK's or First Interstate Bank's credit ratings on their borrowing costs or access to capital markets.

        These and other factors are more fully described under "Risk Factors" in Part I, Item 1A of our most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on February 27, 2020, and in Part II, Item 1A of our most recent Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, filed with the SEC on May 11, 2020, as such factors may be updated from time to time in our periodic filings with the SEC, as well as the other information contained or incorporated by reference in this prospectus supplement or in the accompanying prospectus. Forward-looking statements speak only as of the date on which such statements are made. Except as required by law, FIBK undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, or to reflect the occurrence of unanticipated events. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

S-vi

SUMMARY

        The following summary should be read together with the information contained in other parts of this prospectus supplement and in the accompanying prospectus. It may not contain all the information that is important to you. You should carefully read this prospectus supplement and the accompanying prospectus and the documents incorporated by reference in their entirety, including "Risk Factors" beginning on page S-5 of this prospectus supplement, in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, and our financial statements and the notes thereto incorporated by reference into this prospectus supplement and the accompanying prospectus before making a decision about whether to invest in the Notes.

First Interstate BancSystem, Inc.

        First Interstate BancSystem, Inc. is a financial and bank holding company incorporated as a Montana corporation in 1971, headquartered in Billings, Montana. As of March 31, 2020, we had consolidated assets of $14.4 billion, deposits of $11.6 billion, total loans of $9.0 billion, and total stockholders' equity of $2.0 billion. We currently operate 152 banking offices, including detached drive-up facilities, in communities across Idaho, Montana, Oregon, South Dakota, Washington, and Wyoming in addition to online and mobile banking services. Through our bank subsidiary, First Interstate Bank, we deliver a comprehensive range of banking products and services to individuals, businesses, municipalities, and other entities throughout our market areas. Our clients participate in a wide variety of industries, including agriculture, construction, education, energy, governmental services, healthcare, mining, professional services, retail, technology, tourism, and wholesale trade. As of March 31, 2020, we had one significant subsidiary, First Interstate Bank.

        Our principal executive offices are located at 401 North 31st Street, Billings, Montana 59116, and our telephone number is (406) 255-5390. Our Class A common stock is traded on the NASDAQ Global Select Market under the symbol "FIBK." Our website address is www.fibk.com. This website address is not intended to be an active link and information on our website is not incorporated in, and should not be construed to be part of, this prospectus supplement.

 THE OFFERING

Issuer	First Interstate BancSystem, Inc.
Securities Offered	$ aggregate principal amount of % Fixed-to-Floating rate Subordinated Notes due 2030.
Maturity Date	The Notes will mature on , 2030 (the "Maturity Date").
Issue Date	, 2020.
Interest

From and including the date of original issuance to, but excluding,                     , 2025 or the date of earlier redemption (the "fixed rate period"), the Notes will bear interest at an initial rate of                % per annum, payable semi-annually in arrears on            and            of each year (each, a "fixed rate interest payment date"), commencing on                    , 2020. The last fixed rate interest payment date for the fixed rate period will be                    , 2025.

From and including                    , 2025 to, but excluding, the Maturity Date or the date of earlier redemption (the "floating rate period"), the Notes will bear interest at a floating rate per annum equal to the Benchmark rate (which is expected to be Three-Month Term SOFR) plus a spread of            basis points. For each quarterly interest period during the floating rate period, interest will be payable quarterly in arrears on            ,            ,             and            of each year (each, a "floating rate interest payment date" and, together with the fixed rate interest payment dates, the "interest payment dates"), commencing on                    , 2025. Notwithstanding the foregoing, if the Benchmark rate is less than zero, the Benchmark rate shall be deemed to be zero.

For each interest period during the floating rate period, "Three-Month Term SOFR" means the rate for Term SOFR for a tenor of three months that is published by the Term SOFR Administrator at the Reference Time for any floating rate interest period, as determined by the calculation agent after giving effect to the Three-Month Term SOFR Conventions (each as defined under "Description of the Notes—Interest").

If the calculation agent determines on or prior to the relevant Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date (each as defined under "Description of the Notes—Interest") have occurred with respect to Three-Month Term SOFR, then the provisions under "Description of the Notes—Effect of Benchmark Transition Event," which are referred to herein as the "benchmark transition provisions," will thereafter apply to all determinations of the interest rate on the Notes for each interest period during the floating rate period. In accordance with the benchmark transition provisions, after a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, the interest rate on the Notes for each interest period during the floating rate period will be an annual rate equal to the Benchmark Replacement (as defined under "Description of the Notes") plus            basis points.

Ranking	The Notes will be our general unsecured subordinated obligations and will be:
• junior in right of payment to any of our existing and future Senior Indebtedness (as defined under "Description of the Notes—Ranking; Subordination");
• equal in right of payment with any of our existing and future subordinated indebtedness;
• senior to our obligations relating to any of our existing and future junior subordinated debt securities, including our existing $86.9 million of junior subordinated debt securities;
• effectively subordinated to all of our future secured indebtedness to the extent of the value of the assets securing such indebtedness; and

•

structurally subordinated to any existing and future liabilities and obligations of our subsidiaries, including the deposit liabilities and claims of other creditors of our bank subsidiary, First Interstate Bank.

The Notes are not savings accounts or deposits and they are not insured by the United States, the FDIC or any other agency of fund of the United States.
Redemption

We may, at our option, beginning with the interest payment date of                    , 2025, and on any interest payment date thereafter, redeem the Notes, in whole or in part, from time to time, subject to obtaining the prior approval of the Federal Reserve to the extent such approval is then required under the rules of the Federal Reserve, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest to, but excluding, the date of redemption. See "Description of the Notes—Redemption."

We may also redeem the Notes at any time prior to their maturity, including prior to                    , 2025, in whole, but not in part, subject to obtaining the prior approval of the Federal Reserve to the extent such approval is then required under the rules of the Federal Reserve, upon the occurrence of a "Tax Event," a "Tier 2 Capital Event" or the Corporation becoming required to register as an investment company pursuant to the 1940 Act.

See "Description of the Notes—Redemption."
Listing	Currently, there is no public market for the Notes. We do not intend to apply for listing of the Notes on any securities exchange or automated dealer quotation system.
Use of Proceeds	We expect to receive net proceeds from this offering of approximately $ after deducting underwriting discounts and commissions and estimated offering expenses payable by us.
We intend to use the net proceeds from this offering for general corporate purposes.
See "Use of Proceeds."
Tax Considerations

You should carefully review the section "Material U.S. Federal Income Tax Consequences" in this prospectus supplement and discuss the tax consequences of your particular situation with your tax advisor.

Certain ERISA Considerations	For a discussion of certain prohibited transactions and fiduciary duty issues pertaining to purchases by or on behalf of an employee benefit plan, you should read "Certain ERISA Considerations."
Global Note; Book-Entry System

The Notes offered hereby will be issued only in fully registered form without interest coupons and in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof. The Notes offered hereby will be evidenced by a global note deposited with the trustee for the Notes, as custodian for DTC. Beneficial interests in the global note will be shown on, and transfers of those beneficial interest can only be made through, records maintained by DTC and its participants. See "Description of the Notes—Clearance and Settlement."

Risk Factors

See "Risk Factors" and other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should consider carefully before deciding to invest in the Notes.

Trustee	U.S. Bank National Association.
Calculation Agent	We will appoint a calculation agent for the Notes prior to the commencement of the floating rate period. We will act as the initial calculation agent.

RISK FACTORS

        An investment in the Notes involves certain risks. You should carefully consider the risk factors and other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus before making an investment decision. In particular, you should carefully consider, among other things, the matters discussed below and under "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020. Our business, financial condition and results of operations could be materially adversely affected by any of these risks. The price of the Notes could decline due to any of these risks, and you may lose all or part of your investment. This prospectus supplement and the accompanying prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us described below and elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein.

Risk Factors Related to the Notes

The impact of the COVID-19 pandemic on our business and financial results will depend on future developments that are uncertain and unpredictable, including the scope and duration of the pandemic, and may be materially adverse to our operations and profitability.

        In December 2019, a new strain of coronavirus (also known as, and hereinafter referred to as "COVID-19") originated in Wuhan, China, and quickly spread to infect many people in the city and surrounding area. In many cases COVID-19 causes severe illness and even death in a significant minority of cases. Since its emergence, COVID-19 has spread throughout the world, including the United States and Europe, significantly impacting the entire world's economies. Most industrialized economies have responded to the COVID-19 pandemic by shutting down significant portions of their economy.

        The outbreak has been declared a pandemic by the World Health Organization, and the United States government has declared a national emergency in response. The COVID-19 pandemic has caused significant volatility and negative pressure in financial markets throughout the world. The global impact of the pandemic has been rapidly evolving and many countries, including the United States, have reacted by instituting a wide variety of control measures including states of emergency, mandatory quarantines, required business and school closures, implementing state-wide "shelter in place" orders and restricting travel.

        The future impact of COVID-19 on the global economy will depend on the extent of the spread of the virus, the rate of infection, the severity of illness and the degree of lethality, the relative effect on various portions of the population, the measures taken to combat the virus and their effectiveness, the effect on international trade of any measures taken to combat the virus, any action taken (such as the lowering of interest rates) by government entities to combat the negative macroeconomic effects of these measures, the timing and availability of any treatments or vaccines for the virus, any possible resurgence of the COVID-19 virus after the initial outbreak, and other factors.

        The COVID-19 pandemic has seemingly triggered a period of material global economic slowdown which might constitute a global recession. The effects of the responses to the COVID-19 pandemic are difficult to assess at this time and may require some substantial passage of time before they are fully understood. The COVID-19 pandemic has affected our operations and likely has caused disruptions and restrictions to our borrowers and to our borrowers' supply chains, closures of facilities, and decreases in demand for their products and services. As a result, the demand for our products and services may be impacted, which could adversely affect our operations and profitability. Furthermore, the pandemic could continue to result in the recognition of credit losses in our loan portfolios and increases in our allowance for credit losses, particularly if businesses remain closed, the impact on the global economy worsens, or clients draw on their lines of credit or seek additional loans to help finance their businesses. Similarly, because of changing economic and market conditions affecting issuers, we may be required to recognize impairments on certain of our assets. Our business operations may also be disrupted if significant portions of our workforce are unable to work effectively, including because of illness, quarantines, government actions, or other restrictions in connection with the pandemic, and we have already temporarily closed certain of our branches and offices. In response to the pandemic, we have also suspended residential property foreclosure sales, evictions, and involuntary automobile repossessions, and are offering fee waivers, payment deferrals, forbearances, and other expanded assistance for credit card, automobile, mortgage, small business and personal lending customers, and future governmental actions may require these and other types of customer-related responses. In addition, we have temporarily suspended share repurchases and could take other capital actions in response to the COVID-19 pandemic.

        We do not have any business interruption insurance. If we are unable to recover from a business disruption on a timely basis or if the outbreak and its effects lead to recessionary conditions or a deterioration in economic conditions, we could be subject to any of the consequences identified above, any of which could have a material, adverse effect on our business, financial condition, liquidity, and results of operations. There are no comparable recent events that may provide guidance as to the effect of the spread of COVID-19 and the resulting pandemic, and, as a result, the extent to which the COVID-19 pandemic impacts our business, results of operations, and financial condition, as well as our regulatory capital and liquidity ratios, will depend on future developments, which are highly uncertain and cannot be predicted, including the scope and duration of the pandemic, which could prove material and adverse to our business.

        Moreover, our future success and profitability is substantially dependent upon the management skills of our executive officers and directors, many of whom have held officer and director positions with us for many years. The unanticipated loss or unavailability of key employees due to the outbreak could harm our ability to operate our business or execute our business strategy. We may not be successful in finding and integrating suitable successors in the event of key employee loss or unavailability.

        Any one or a combination of the factors identified above, or other factors, could materially and adversely affect our business, financial condition, results of operations and prospects, which could result in us defaulting on the Notes.

We may be adversely affected by the emergency actions taken by the U.S. government to mitigate the impact of the COVID-19 pandemic on the U.S. economy.

        The United States government has taken a number of actions to mitigate the impact of the COVID-19 pandemic on the U.S. economy. Among others steps taken, the Federal Reserve cut the federal funds rate in March 2020, and also lowered the interest rate on emergency lending at the discount window and lengthened the term of loans to 90 days. On March 27, 2020, the CARES Act was signed into law. Key provisions of the CARES Act include one-time payments to individuals, strengthened unemployment insurance, additional health-care funding, loans and grants to certain businesses, and temporary amendments to the Internal Revenue Code. The Small Business Administration was tapped to lead the effort to loan funds to small businesses, in conjunction with banks. The Federal Reserve and the U.S. Treasury have also responded with lending programs under the CARES Act. Further, the Federal Reserve has intervened with a number of credit facilities intended to keep the capital markets liquid.

        There can be no assurance that these interventions by the U.S. government will be successful in mitigating the impact of the COVID-19 pandemic and it is unclear what the cumulative effect of these extraordinary actions by the U.S. government will be on the economy as a whole and upon the financial condition and results of operations of the Company and its customers, both in the short-term and the long-term. In addition, other factors, including the actions of foreign governments, organizations or other entities, could have significant impact on our economy in ways that are not predictable. For instance, the U.S. financial markets have been exceptionally volatile since March 2020, and we are unable to predict if and when such volatility may lessen. Also, OPEC and Russia initiated an oil price war just as the demand for oil was dropping due to the economic dislocations caused by the COVID-19 pandemic. The results of this price war are uncertain, but could have severe adverse impacts upon large segments of the world-wide energy industry and more specifically the U.S. economy. The price of oil rapidly dropped by approximately 60% after the start of the price war, and it is unclear when or how the differences among oil producers will be resolved. Because the energy sector is important for the economy, we may be adversely affected by these foreign governments, organizations or other entities.

You should not rely on indicative or historical data concerning SOFR.

        The interest rate during the floating rate period will be determined using Three-Month Term SOFR (unless a Benchmark Transition Event and its related Benchmark Replacement Date occur with respect to Three-Month Term SOFR, in which case the rate of interest will be based on the next-available Benchmark Replacement). In the following discussion of the secured overnight financing rate (as further described in the "Description of the Notes," the "SOFR"), when we refer to SOFR-linked subordinated notes, we mean the Notes at any time when the interest rate on the Notes is or will be determined based on SOFR, including Three-Month Term SOFR.

        SOFR is published by the Federal Reserve Bank of New York ("FRBNY") and is intended to be a broad measure of the cost of borrowing cash overnight collateralized by U.S. Treasury securities. FRBNY reports that SOFR includes all trades in the Broad General Collateral Rate, plus bilateral U.S. Treasury repurchase agreement ("repo") transactions cleared through the delivery-versus-payment service offered by the Fixed Income Clearing Corporation (the "FICC"), a subsidiary of The Depository Trust & Clearing Corporation ("DTCC"). SOFR is filtered by FRBNY to remove a portion of the foregoing transactions considered to be "specials." According to FRBNY, "specials" are repos for specific-issue collateral which take place at cash-lending rates below those for general collateral repos because cash providers are willing to accept a lesser return on their cash in order to obtain a particular security.

        FRBNY reports that SOFR is calculated as a volume-weighted median of transaction-level tri-party repo data collected from The Bank of New York Mellon, which currently acts as the clearing bank for the tri-party repo market, as well as general collateral finance repo transaction data and data on bilateral U.S. Treasury repo transactions cleared through the FICC's delivery-versus-payment service.

        FRBNY states that it obtains information from DTCC Solutions LLC, an affiliate of DTCC. FRBNY currently publishes SOFR daily on its website at https://apps.newyorkfed.org/markets/autorates/sofr. FRBNY states on its publication page for SOFR that use of SOFR is subject to important disclaimers, limitations and indemnification obligations, including that FRBNY may alter the methods of calculation, publication schedule, rate revision practices or availability of SOFR at any time without notice. The foregoing Internet website is an inactive textual reference only, meaning that the information contained on the website is not part of this prospectus supplement or the accompanying prospectus or incorporated by reference herein or therein.

        FRBNY started publishing SOFR in April 2018. FRBNY has also started publishing historical indicative SOFRs dating back to 2014, although this historical indicative data inherently involves assumptions, estimates and approximations. You should not rely on this historical indicative data or on any historical changes or trends in SOFR as an indicator of the future performance of SOFR.

SOFR may be more volatile than other benchmark or market rates.

        Since the initial publication of SOFR, daily changes in the rate have, on occasion, been more volatile than daily changes in comparable benchmark or market rates, and SOFR over time may bear little or no relation to the historical actual or historical indicative data. In addition, the return on and value of the SOFR-linked subordinated notes may fluctuate more than floating rate securities that are linked to less volatile rates.

Changes in SOFR could adversely affect the amount of interest that accrues on the SOFR-linked subordinated notes and the trading prices for the SOFR-linked subordinated notes.

        Because SOFR is published by FRBNY based on data received from other sources, we have no control over its determination, calculation or publication. There can be no assurance that SOFR will not be discontinued or fundamentally altered in a manner that is materially adverse to the interests of investors in the SOFR-linked subordinated notes. If the manner in which SOFR is calculated is changed, that change may result in a reduction in the amount of interest that accrues on the SOFR-linked subordinated notes, which may adversely affect the trading prices of the SOFR-linked subordinated notes. In addition, the interest rate on the SOFR-linked subordinated notes for any day will not be adjusted for any modification or amendment to SOFR for that day that FRBNY may publish if the interest rate for that day has already been determined prior to such publication. Further, if the Benchmark rate on the SOFR-linked subordinated notes during the floating rate period for any interest period declines to zero or becomes negative, interest will only accrue on the SOFR-linked subordinated notes at a rate equal to the spread of         % per annum with respect to that interest period. There is no assurance that changes in SOFR could not have a material adverse effect on the yield on, value of and market for the SOFR-linked subordinated notes.

SOFR differs fundamentally from, and may not be a comparable substitute for, U.S. dollar LIBOR.

        In June 2017, the Alternative Reference Rates Committee (the "ARRC") convened by the Federal Reserve and FRBNY announced SOFR as its recommended alternative to the London interbank offered rate for U.S. dollar obligations ("U.S. dollar LIBOR"). However, because SOFR is a broad U.S. Treasury repo financing rate that represents overnight secured funding transactions, it differs fundamentally from U.S. dollar LIBOR. For example, SOFR is a secured overnight rate, while U.S. dollar LIBOR is an unsecured rate that represents interbank funding over different maturities. In addition, because SOFR is a transaction-based rate, it is backward-looking, whereas U.S. dollar LIBOR is forward-looking. Because of these and other differences, there can be no assurance that SOFR will perform in the same way as U.S. dollar LIBOR would have done at any time, and there is no guarantee that it is a comparable substitute for U.S. dollar LIBOR.

Any failure of SOFR to gain market acceptance could adversely affect the trading prices of the SOFR-linked subordinated notes.

        SOFR may fail to gain market acceptance. SOFR was developed for use in certain U.S. dollar derivatives and other financial contracts as an alternative to U.S. dollar LIBOR in part because it is considered to be a good representation of general funding conditions in the overnight U.S. Treasury repo market. However, as a rate based on transactions secured by U.S. Treasury securities, it does not measure bank-specific credit risk and, as a result, is less likely to correlate with the unsecured short-term funding costs of banks. This may mean that market participants would not consider SOFR to be a suitable substitute or successor for all of the purposes for which U.S. dollar LIBOR historically has been used (including, without limitation, as a representation of the unsecured short-term funding costs of banks), which may, in turn, lessen its market acceptance. Any failure of SOFR to gain market acceptance could adversely affect the return on, value of and market for the SOFR-linked subordinated notes.

Any market for the SOFR-linked subordinated notes may be illiquid or unpredictable.

        Since SOFR is a relatively new market index, SOFR-linked debt securities likely will have no established trading market when issued, and an established trading market for the SOFR-linked subordinated notes may never develop or may not be very liquid. Market terms for securities that are linked to SOFR, such as the spread over the base rate reflected in the interest rate provisions, may evolve over time, and as a result, trading prices of the SOFR-linked subordinated notes may be lower than those of later-issued securities that are linked to SOFR. Similarly, if SOFR does not prove to be widely used in securities that are similar or comparable to the SOFR-linked subordinated notes, the trading price of the SOFR-linked subordinated notes may be lower than those of securities that are linked to rates that are more widely used. You may not be able to sell the SOFR-linked subordinated notes at all or may not be able to sell the SOFR-linked subordinated notes at prices that will provide you with a yield comparable to similar investments that have a developed secondary market, and may consequently suffer from increased pricing volatility and market risk. The manner of adoption or application of reference rates based on SOFR in the bond and equity markets may differ materially compared with the application and adoption of SOFR in other markets, such as the derivatives and loan markets. You should carefully consider how any potential inconsistencies between the adoption of reference rates based on SOFR across these markets may impact any hedging or other financial arrangements which you may put in place in connection with any acquisition, holding or disposal of the SOFR-linked subordinated notes.

The interest rate for the Notes during the floating rate period may be determined based on a rate other than Three-Month Term SOFR.

        Under the terms of the Notes, the interest rate on the Notes for each interest period during the floating rate period will be based on Three-Month Term SOFR, a forward-looking term rate for a tenor of three months that will be based on SOFR ("Three-Month Term SOFR"). Three-Month Term SOFR does not currently exist and is currently being developed under the sponsorship of the ARRC. There is no assurance that the development of Three-Month Term SOFR, or any other forward-looking term rate based on SOFR, will be completed. Uncertainty surrounding the development of forward-looking term rates based on SOFR could have a material adverse effect on the return on, value of and market for the Notes. If, at the commencement of the floating rate period for the Notes, the Federal Reserve and/or the FRBNY, or a committee officially endorsed or convened by the Federal Reserve and/or the FRBNY or any successor thereto ("Relevant Governmental Body") has not selected or recommended a forward-looking term rate for a tenor of three months based on SOFR, the development of a forward-looking term rate for a tenor of three months based on SOFR that has been recommended or selected by the Relevant Governmental Body is not complete or the calculation agent determines that the use of a forward-looking rate for a tenor of three months based on SOFR is not administratively feasible, then the next-available Benchmark Replacement under the benchmark transition provisions will be used to determine the interest rate on the Notes during the floating rate period (unless a Benchmark Transition Event and its related Benchmark Replacement Date occur with respect to that next-available Benchmark Replacement).

        Under the terms of the Notes, the calculation agent is expressly authorized to make determinations, decisions or elections with respect to technical, administrative or operational matters that it decides are appropriate to reflect the use of Three-Month Term SOFR as the interest rate basis for the Notes, which are defined in the terms of the Notes as "Three-Month Term SOFR Conventions." For example, assuming that a form of Three-Month Term SOFR is developed, it is not currently known how or by whom rates for Three-Month Term SOFR will be published. Accordingly, the calculation agent will need to determine the applicable Three-Month Term SOFR during the floating rate period. The calculation agent's determination and implementation of any Three-Month Term SOFR Conventions could result in adverse consequences to the amount of interest that accrues on the Notes during the floating rate period, which could adversely affect the return on, value of and market for the Notes.

The amount of interest payable on the Notes will vary after                , 2025.

        During the fixed rate period, the Notes will bear interest at an initial rate of        % per annum. Thereafter, the Notes will bear interest at a floating rate per annum equal to the Benchmark rate (which is expected to be Three-Month Term SOFR) plus                basis points, subject to the provisions under "Description of the Notes—Interest." The per annum interest rate that is determined at the reference time for each interest period will apply to the entire quarterly interest period following such determination date even if the Benchmark rate increases during that period.

        Floating rate notes bear additional significant risks not associated with fixed rate debt securities. These risks include fluctuation of the interest rates and the possibility that you will receive an amount of interest that is lower than expected. We have no control over a number of matters that may impact prevailing interest rates, including, without limitation, economic, financial, and political events that are important in determining the existence, magnitude, and longevity of market volatility, and other risks and their impact on the value of, or payments made on, the Notes. In recent years, interest rates have been volatile, and that volatility may be expected in the future.

Any Benchmark Replacement may not be the economic equivalent of Three-Month Term SOFR.

        Under the benchmark transition provisions of the Notes, if the calculation agent determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three-Month Term SOFR, then the interest rate on the Notes during the floating rate period will be determined using the next-available Benchmark Replacement (which may include a related Benchmark Replacement Adjustment (as defined under "Description of the Notes—Interest")). However, the Benchmark Replacement may not be the economic equivalent of Three-Month Term SOFR. For example, Compounded SOFR (as defined under "Description of the Notes—Effect of Benchmark Transition Event"), the first available Benchmark Replacement, is the compounded average of SOFRs for the applicable Corresponding Tenor (as defined under "Description of the Notes—Interest"), while Three-Month Term SOFR is intended to be a forward-looking rate with a tenor of three months. In addition, very limited market precedent exists for securities that use Compounded SOFR as the rate basis, and the method for calculating Compounded SOFR in those precedents varies. Further, the ISDA Fallback Rate (as defined under "Description of the Notes"), which is another Benchmark Replacement, has not yet been established and may change over time.

The implementation of Benchmark Replacement Conforming Changes could adversely affect the amount of interest that accrues on the Notes and the trading prices for the Notes.

        Under the benchmark transition provisions of the Notes, if a particular Benchmark Replacement or Benchmark Replacement Adjustment cannot be determined, then the next-available Benchmark Replacement or Benchmark Replacement Adjustment will apply. These replacement rates and adjustments may be selected or formulated by (i) the Relevant Governmental Body (such as the ARRC), (ii) International Swaps and Derivatives Association, Inc., or any successor thereto, or (iii) in certain circumstances, the calculation agent. In addition, the benchmark transition provisions expressly authorize the calculation agent to make certain changes, which are defined in the terms of the Notes as "Benchmark Replacement Conforming Changes," with respect to, among other things, the determination of interest periods, and the timing and frequency of determining rates and making payments of interest. The application of a Benchmark Replacement and Benchmark Replacement Adjustment, and any implementation of Benchmark Replacement Conforming Changes, could result in adverse consequences to the amount of interest that accrues on the Notes during the floating rate period, which could adversely affect the return on, value of and market for the Notes. Further, there is no assurance that the characteristics of any Benchmark Replacement will be similar to the then-current Benchmark that it is replacing, or that any Benchmark Replacement will produce the economic equivalent of the then-current Benchmark that it is replacing.

Because the Notes may be redeemed at our option under certain circumstances prior to their maturity, you may be subject to reinvestment risk.

        Subject to the prior approval of the Federal Reserve, to the extent that such approval is then required, we may redeem the Notes at our option (i) in whole but not in part beginning with the interest payment date of                , 2025, and on any interest payment date thereafter. In addition, at any time at which any Notes remain outstanding, subject to the prior approval of the Federal Reserve, to the extent that such approval is then required, we may redeem the Notes in whole but not in part upon the occurrence of (i) a "Tier 2 Capital Event," (ii) a "Tax Event" or (iii) if we are required to register as an investment company pursuant to the 1940 Act. In the event that we redeem the Notes, holders of the Notes will receive only the principal amount of the Notes plus any accrued and unpaid interest to, but excluding, such earlier redemption date. If any redemption occurs, holders of the Notes will not have the opportunity to continue to accrue and be paid interest to the Maturity Date. Any such redemption may have the effect of reducing the income or return that you may receive on an investment in the Notes by reducing the term of the investment. If this occurs, you may not be able to reinvest the proceeds at an interest rate comparable to the rate paid on the Notes. See "Description of the Notes—Redemption."

        Investors should not expect us to redeem the Notes on or after the date on which they become redeemable at our option. Under Federal Reserve regulations, unless the Federal Reserve authorizes us in writing to do otherwise, we may not redeem the Notes unless they are replaced with other Tier 2 capital instruments or unless we can demonstrate to the satisfaction of the Federal Reserve that, following redemption, we will continue to hold capital commensurate with our risk.

If we are in default on our obligations to pay our Senior Indebtedness, we will not be able to make payments on the Notes.

        Our obligations under the Notes will be unsecured and will rank junior to the following, unless, by their terms, the obligation ranks equal with, or junior to, the Notes:

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  all of our obligations for borrowed money;

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  all of our obligations evidenced by debentures, notes, debt securities, or other similar instruments;

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  all of our obligations in respect of letters of credit, security purchase facilities, or bankers acceptances or similar instruments (or reimbursement obligations with respect thereto);

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  all of our obligations to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business;

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  indebtedness secured by any mortgage, pledge, lien, charge, encumbrance, or any security interest existing on property owned by us;

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  our obligations associated with derivative products including, but not limited to, interest rate and currency future or exchange contracts, foreign exchange contracts, swap agreements (including interest rate and foreign exchange rate swap agreements), cap agreements, floor agreements, collar agreements, options, interest rate future or option contracts, commodity contracts, and similar arrangements;

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  our purchase money debt and similar obligations;

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  our obligations to our general creditors;

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  a deferred obligation of ours, or any such obligation, directly or indirectly guaranteed by us, which obligation is incurred in connection with the acquisition of any business, properties, or assets not evidenced by a note or similar instrument given in connection therewith;

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  all obligations of the type referred to in the foregoing list of other persons or entities the payment for which we are responsible or liable as obligor, guarantor, or otherwise, whether or not classified as a liability on a balance sheet prepared in accordance with generally accepted accounting principles in the United States; and

  •
  any renewals, amendments, deferrals, supplements, extensions, refundings, or replacements of any of the foregoing.

        If we default on payments under any of these obligations that are senior to the Notes, or if any of these senior obligations are accelerated or any judicial proceeding with respect to a default is pending, we will not be able to make payments on the Notes, unless we cure the default. If we liquidate, go bankrupt or dissolve, we would be able to pay under the Notes only after we have paid in full all of our liabilities that are senior to the Notes. As of March 31, 2020, we had approximately $12.5 billion of Senior Indebtedness outstanding on a consolidated basis. The Indenture (as defined below) does not limit the amount of Senior Indebtedness that we may incur. For more information on the subordination of payments under the Notes, see "Description of the Notes—Ranking; Subordination."

The Notes are structurally subordinated to all indebtedness of our subsidiaries and creditors of our subsidiaries will have priority as to our subsidiaries' assets.

        The Notes are not obligations of, or guaranteed by, any of our subsidiaries or any third party. As a result, our right and the rights of our creditors, including holders of the Notes, to participate in any distribution of assets of any of our subsidiaries upon its liquidation, reorganization or otherwise would be subject to the prior claims of creditors of that subsidiary. In the event of any such distribution of assets of our bank subsidiary, the claims of depositors and other general or subordinated creditors of such subsidiary would be entitled to priority over the claims of ours or holders of the Notes. Accordingly, the Notes are structurally subordinated to all of the existing and future liabilities and obligations of our subsidiaries. Claims on our bank subsidiary by creditors other than us include those by holders of our long-term debt and there are substantial obligations with respect to deposit liabilities and federal funds purchased, other short-term borrowings and various other financial obligations. As of March 31, 2020, First Interstate Bank had $11.6 billion of deposits, $614.1 million of securities sold under repurchase agreements and $13.9 million of long-term debt and other borrowings to which the Notes will be structurally subordinated.

We are a holding company, and banking laws and regulations could limit our access to funds from our bank subsidiary with the result that we may not have access to sufficient cash to make payments on the Notes.

        As a holding company, our principal source of funds to service our debt, including the Notes, is dividends from our subsidiaries. For the quarter ended March 31, 2020, our interest expense on our debt obligations was $1.0 million (holding company only).

        Federal and state banking regulations limit dividends from our bank subsidiary to us. Generally, banks are prohibited from paying dividends when doing so would cause them to fall below regulatory minimum capital levels. Additionally, limits exist on banks paying dividends in excess of net income for specified periods. The total amount available for payment of dividends by our bank subsidiary was approximately $63.9 million at March 31, 2020, based on our bank subsidiary maintaining enough capital to be considered well capitalized and other regulatory restrictions on subsidiary bank dividend payments. During the quarter ended March 31, 2020, our bank subsidiary paid dividends of

$40.0 million to us. In addition, federal bank regulatory agencies have the authority to prohibit our bank subsidiary from engaging in unsafe or unsound practices in conducting their business. The payment of dividends or other transfers of funds to us, depending on the financial condition of the bank, could be deemed an unsafe or unsound practice.

        Dividend payments from our bank subsidiary would also be prohibited under the "prompt corrective action" regulations of federal bank regulators if the bank subsidiary is, or after payment of such dividends would be, undercapitalized under such regulations. In addition, our bank subsidiary is subject to restrictions under federal law that limit their ability to transfer funds or other items of value to us and our non-bank subsidiaries, including affiliates, whether in the form of loans and other extensions of credit, investments and asset purchases, or as other transactions involving the transfer of value. Unless an exemption applies, these transactions by our bank subsidiary with us are limited to 10% of the bank subsidiary's capital stock and surplus and, with respect to all such transactions with affiliates in the aggregate, to 20% of the bank subsidiary's capital stock and surplus. As of March 31, 2020, a maximum of approximately $134.0 million was available to us from our bank subsidiary pursuant to these limitations. Moreover, loans and extensions of credit by our bank subsidiary to its affiliates, including us, generally are required to be secured in specified amounts. A bank's transactions with its non-bank affiliates also are required generally to be on arm's-length terms.

        Accordingly, we can provide no assurance that we will receive dividends or other distributions from our bank subsidiary and our other subsidiaries in an amount sufficient to pay interest on or principal of the Notes.

We may not be able to generate sufficient cash to service all of our debt, including the Notes.

        Our ability to make scheduled payments of principal and interest, or to satisfy our obligations in respect of our debt or to refinance our debt, will depend on the future performance of our operating subsidiaries. Prevailing economic conditions (including interest rates), regulatory constraints, including, without limitation, limiting distributions to us from First Interstate Bank and required capital levels with respect to First Interstate Bank and financial, business, and other factors, many of which are beyond our control, will also affect our ability to meet these needs. Our subsidiaries may not be able to generate sufficient cash flows from operations, or we may be unable to obtain future borrowings in an amount sufficient to enable us to pay our debt, or to fund our other liquidity needs. We may need to refinance all or a portion of our debt on or before maturity. We may not be able to refinance any of our debt when needed (including, without limitation, upon commencement of the floating rate period) on commercially reasonable terms or at all.

Holders of the Notes will have limited rights, including limited rights of acceleration, if there is an event of default.

        Payment of principal on the Notes may be accelerated only in the case of certain events of bankruptcy or insolvency involving us or our bank subsidiary. There is no automatic acceleration, or right of acceleration, in the case of default in the payment of principal of or interest on the Notes, or in the performance of any of our other obligations under the Notes or the Indenture governing the Notes. Our regulators can, in the event we or our bank subsidiary become subject to an enforcement action, prohibit our bank subsidiary from paying dividends to us, and prevent our payment of interest or principal on the Notes and any dividends on our capital stock, but such limits will not permit acceleration of the Notes. See "Description of the Notes—Events of Default; Limited Rights of Acceleration; Notices of Default."

Our indebtedness could adversely affect our financial results and prevent us from fulfilling our obligations under the Notes.

        In addition to our currently outstanding indebtedness and any additional indebtedness we may incur pursuant to this offering, we may be able to borrow substantial additional indebtedness, including senior debt, in the future. If new indebtedness is incurred in addition to our current debt levels, the related risks that we now face could increase.

        Our indebtedness, including the indebtedness we may incur in the future, could have important consequences for the holders of the Notes, including:

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  limiting our ability to satisfy our obligations with respect to the Notes;

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  increasing our vulnerability to general adverse economic and industry conditions;

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  limiting our ability to obtain additional financing to fund future working capital, capital expenditures and other general corporate requirements;

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  requiring a substantial portion of our cash flow from operations for the payment of principal of, and interest on, our indebtedness and thereby reducing our ability to use our cash flow to fund working capital, capital expenditures and general corporate requirements;

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  limiting our flexibility in planning for, or reacting to, changes in our business and the industry; and

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  putting us at a disadvantage compared to competitors with less indebtedness.

        The Indenture does not limit the incurrence of additional indebtedness by us, including secured indebtedness, which would be effectively senior to the Notes to the extent of the value of the collateral securing such indebtedness.

The limited covenants relating to the Notes do not protect you.

        The covenants in the Indenture governing the Notes are limited. In addition, the Notes and the Indenture do not limit our or our subsidiaries' ability to further issue additional Notes, including additional notes of the same series as the Notes, or to incur additional debt. As a result, the terms of the Indenture do not protect you in the event of an adverse change in our financial condition or results of operations, and you should not consider the terms of the Indenture to be a significant factor in evaluating whether we will be able to comply with our obligations under the Notes.

There may be no active market for the Notes.

        The Notes are a new issuance of securities with no established trading market. We do not intend to apply for listing of the Notes on any national securities exchange or for quotation of the Notes on any automated dealer quotation system. The underwriter has advised us that it presently intends to make a market in the Notes. However, it is under no obligation to do so and may discontinue any market making activities at any time without any notice. A liquid or active trading market for the Notes may not develop. If an active trading market for the Notes does not develop, the market price and liquidity of the Notes may be adversely affected. If the Notes offered hereby are traded, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, our performance and other factors.

If a trading market for the Notes develops, changes in the debt markets, among others, could adversely affect your ability to liquidate your investment in the Notes and the market price of the Notes.

        Many factors could affect the trading market for, and the trading value of, the Notes. These factors include: the method of calculating the principal, premium, if any, interest or other amounts payable, if any, on the Notes; the time remaining to the maturity of the Notes; the ranking of the Notes; the redemption features of the Notes; the outstanding amount of Notes with terms identical to the Notes offered hereby; the prevailing interest rates being paid by other companies similar to us; changes in U.S. interest rates; whether the ratings on the Notes or us provided by any rating agency have changed; our financial condition, financial performance and future prospects; the level, direction and volatility of market interest rates generally; general economic conditions of the capital markets in the United States; and geopolitical conditions and other financial, political, regulatory, and judicial events that affect the capital markets generally. The condition of the financial markets and prevailing interest rates have fluctuated significantly in the past and are likely to fluctuate in the future. Such fluctuations could adversely affect the trading market (if any) for, and the market price of, the Notes.

The Notes are not insured or guaranteed by the FDIC.

        The Notes are not savings accounts, deposits or other obligations of our bank subsidiary and are not insured by the FDIC or any other governmental agency or instrumentality.

Regulatory guidelines may restrict our ability to pay the principal of, and accrued and unpaid interest on, the Notes, regardless of whether we are the subject of an insolvency proceeding.

        As a financial holding company, our ability to pay the principal of, and interest on, the Notes is subject to the rules and guidelines of the Federal Reserve regarding capital adequacy. We intend to treat the Notes as "Tier 2 capital" under these rules and guidelines. The Federal Reserve guidelines generally require us to review the effects of the cash payment of Tier 2 capital instruments, such as the Notes, on our overall financial condition. The guidelines also require that we review our net income for the current and past four quarters, and the amounts we have paid on Tier 2 capital instruments for those periods, as well as our projected rate of earnings retention. Moreover, pursuant to federal law and the Federal Reserve regulations, as a bank holding company, we are required to act as a source of financial and managerial strength to First Interstate Bank and commit resources to its support, including, without limitation, the guarantee of its capital plans if it is undercapitalized. Such support may be required at times when we may not otherwise be inclined or able to provide it. As a result of the foregoing, we may be unable to pay accrued interest on the Notes on one or more of the scheduled interest payment dates, or at any other time, or the principal of the Notes at the maturity of the Notes.

        If we were to be the subject of a bankruptcy proceeding under Chapter 11 of the U.S. Bankruptcy Code, then the bankruptcy trustee would be deemed to have assumed and would be required to cure, immediately any deficit under any commitment we have to any of the federal banking agencies to maintain the capital of First Interstate Bank, and any other insured depository institution for which we have such a responsibility, and any claim for breach of such obligation would generally have priority over most other unsecured claims.

A downgrade in our credit ratings or the ratings of First Interstate Bank could have a material adverse impact on us.

        Rating agencies continuously evaluate us and our subsidiaries, and their ratings of our and First Interstate Bank's long-term and short-term debt are based on a number of factors, including financial strength, as well as factors not entirely within our and First Interstate Bank's control, such as conditions affecting the financial services industry generally. In light of these reviews and the continued focus on the financial services industry generally, we and First Interstate Bank may not be able to maintain our current credit ratings. Ratings downgrades by a rating agency could have a significant and immediate impact on our funding and liquidity through cash obligations, reduced funding capacity and collateral triggers. A reduction in our or First Interstate Bank's credit ratings could also increase our and First Interstate Bank's borrowing costs and limit access to the capital markets.

        Downgrades in the credit or financial strength ratings assigned to the counterparties with whom we transact could create the perception that our financial condition will be adversely impacted as a result of potential future defaults by such counterparties. Additionally, we could be adversely affected by a general, negative perception of financial institutions caused by the downgrade of other financial institutions. Accordingly, ratings downgrades for other financial institutions could affect the market price of our stock and could limit our access to or increase our cost of capital.

We will act as the initial calculation agent and may have economic interests adverse to the interests of the holders of the Notes.

        The calculation agent will determine the interest rate during the floating rate period. We will act as the initial calculation agent for the Notes. Any exercise of discretion by us under the terms of the Notes, including, without limitation, any discretion exercised by us acting as calculation agent, could present a conflict of interest. In making the required determinations, decisions and elections, we may have economic interests that are adverse to the interests of the holders of the Notes, and those determinations, decisions or elections could have a material adverse effect on the yield on, value of and market for the Notes. Any determination by us, as the calculation agent, will be final and binding absent manifest error.

USE OF PROCEEDS

        We expect to receive net proceeds from this offering of approximately $            after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

        We intend to use the net proceeds from this offering for general corporate purposes. Our general corporate purposes may include refinancing activities, repurchasing shares of our common stock, acquisitions of other companies and such other purposes indicated in the applicable pricing supplement. The precise amounts and timing of our use of the net proceeds will depend upon our, and our subsidiaries', funding requirements and the availability of other funds.

 CAPITALIZATION

        The following table sets forth our consolidated capitalization as of March 31, 2020 (i) on an actual basis and (ii) on an as adjusted basis to give effect to the sale of $            aggregate principal amount of Notes offered hereby. You should read this table in conjunction with the more detailed information, including our consolidated financial statements and related notes, incorporated by reference in this prospectus supplement and accompanying prospectus.

	As of March 31, 2020 (in millions, except share data)
	Actual	As Adjusted for this Offering
Assets
Cash and due from banks	$256.6
Total assets	$14,411.4

Liabilities and Stockholders' Equity
Deposits:
Non-interest bearing	$3,309.3
Interest bearing	8,255.8

Total deposits	11,565.1

Securities sold under repurchase agreements	614.1
Subordinated Notes	—
Accounts payable and accrued expenses	138.5
Accrued interest payable	10.3
Deferred tax liability, net	24.4
Long-term debt	13.9
Allowance for credit losses on off-balance sheet credit exposures	2.1
Subordinated debentures held by subsidiary trusts	86.9

Total liabilities	12,455.3

Stockholders' equity:
Nonvoting noncumulative preferred stock without par value; authorized 100,000 shares; no shares issued or outstanding as of March 31, 2020 or December 31, 2019	—
Common stock	1,018.7
Retained earnings	897.6
Accumulated other comprehensive income (loss), net	39.8

Total stockholders' equity	1,956.1

Total liabilities and stockholders' equity	$14,411.4

 CONSOLIDATED CAPITAL RATIOS

        The following table sets forth our consolidated regulatory capital ratios at March 31, 2020 (i) on an actual basis and (ii) on an as adjusted basis to give effect to the sale of $            aggregate principal amount of Notes offered hereby.

	As of March 31, 2020
	Actual	As Adjusted for this Offering
Tier 1 leverage ratio	9.90%		%
Common equity tier 1 capital ratio	12.01%		%
Tier 1 capital ratio	12.80%		%
Total capital ratio	13.67%		%

DESCRIPTION OF THE NOTES

        We will issue the Notes under a Subordinated Debt Indenture between First Interstate BancSystem, Inc., as the issuer, and U.S. Bank National Association, as trustee (the "Trustee"), to be dated as of the issue date (the "Base Indenture"), as supplemented by a first supplemental indenture between First Interstate BancSystem, Inc. and the Trustee, to be dated as of the issue date (the "Supplemental Indenture"). We refer to the Base Indenture, as supplemented by the Supplemental Indenture, as the "Indenture." You may request a copy of the Indenture from us as described under "Where You Can Find More Information" and "Incorporation of Certain Information by Reference." We have summarized the material terms of the Indenture and the Notes below, but the summary does not purport to be complete and is subject to and qualified in its entirety by reference to the Indenture and the Notes. The following description of the terms of the Indenture and the Notes supplements and, to the extent inconsistent therewith, replaces and supersedes the description of the general terms and provisions of the subordinated debt securities in the accompanying prospectus.

        You should read the Indenture and the Notes because they, and not this description, define your rights as holders of the Notes. For purposes of this section, references to "we," "us," and "our" include only First Interstate BancSystem, Inc. and not any of its subsidiaries.

General

        The Notes will be unsecured and subordinated obligations of First Interstate BancSystem, Inc. and will be issued as a series of debt securities under the Indenture in an initial aggregate principal amount of $             million. The Notes are solely obligations of First Interstate BancSystem, Inc. and are neither obligations of, nor guaranteed by, First Interstate Bank or any of our other subsidiaries. The Notes are not savings accounts, deposits or other obligations of First Interstate Bank or any of our other subsidiaries and are not insured or guaranteed by the FDIC or any other governmental agency or public or private insurer. We may issue additional series of notes under the Base Indenture. See "—Further Issues."

        The Notes will mature on                , 2030 (the "Maturity Date"), unless previously redeemed or otherwise accelerated. Payment of principal on the Notes may be accelerated only in the case of certain events of bankruptcy or insolvency. See "—Events of Default; Limited Rights of Acceleration; Notices of Default."

        Beginning with the interest payment date of                , 2025, and on any interest payment date thereafter, we may, at our option, subject to obtaining the prior approval of the Federal Reserve (or any successor bank regulatory agency) to the extent such approval is then required under the rules of the Federal Reserve ("Federal Reserve Approval"), redeem the Notes, in whole or in part, at a price equal to 100% of the principal amount of the Notes to be redeemed plus any accrued and unpaid interest to, but excluding, the redemption date. The Notes may not be redeemed by us prior to                , 2025, except that we may, at our option, subject to Federal Reserve Approval, redeem the Notes in whole, but not in part, prior to maturity upon the occurrence of a "Tax Event" or a "Tier 2 Capital Event" (as such terms are defined in the Indenture) or if we are required to register as an investment company pursuant to the Investment Company Act of 1940, as amended, in each case, at a price equal to 100% of the principal amount of the Notes to be redeemed plus any accrued and unpaid interest to, but excluding the redemption date. Any partial redemption will be made in accordance with the applicable procedures of DTC (as defined below). See "—Redemption."

        The Notes are not convertible into, or exchangeable for, equity securities, other securities, or assets of First Interstate BancSystem, Inc. or its subsidiaries. There is no sinking fund for the Notes. Except as described under "—Clearance and Settlement," the Notes will be represented by one or more global certificates deposited with or on behalf of The Depository Trust Company (with its successors, "DTC") and registered in the name of Cede & Co. or another nominee of DTC. The Notes will be issued and may be transferred only in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof in book-entry form only. See "—Clearance and Settlement."

        As a bank holding company, our ability to make payments on the Notes will depend primarily on the receipt of interest and other distributions from First Interstate Bank. There are various regulatory restrictions on the ability of First Interstate Bank to pay dividends or make other distributions to us. See "Risk Factors—We are a holding company, and banking laws and regulations could limit our access to funds from our bank subsidiary with the result that we may not have access to sufficient cash to make payments on the Notes" and "Risk Factors—Regulatory guidelines may restrict our ability to pay the principal of, and accrued and unpaid interest on, the Notes, regardless of whether we are the subject of an insolvency proceeding" in this prospectus supplement.

        No recourse will be available for the payment of principal of, or interest on, any Note, for any claim based thereon, or otherwise in respect thereof, against any stockholder, employee, officer, or director of First Interstate BancSystem, Inc. or any successor entity. Neither the Indenture nor the Notes contain any covenants or restrictions restricting the incurrence of debt, deposits, or other liabilities by us or by our subsidiaries. The Indenture and the Notes contain no financial covenants and do not restrict us from paying dividends, selling assets, making investments, or issuing or repurchasing other securities, and do not contain any provision that would provide protection to the holders of the Notes against a sudden and dramatic decline in our credit quality resulting from a merger, takeover, recapitalization, or similar restructuring or any other event involving us or our subsidiaries that may adversely affect our credit quality.

        We do not intend to apply for the listing of the Notes on any securities exchange or the quotation of the Notes on any quotation system.

Interest

        From and including the date of original issuance to, but excluding,                , 2025, or the date of earlier redemption (the "fixed rate period"), the Notes will bear interest at an initial rate of        % per annum, payable semi-annually in arrears on                and                of each year (each, a "fixed rate interest payment date"), commencing on                , 2020. The last fixed rate interest payment date for the fixed rate period will be                , 2025.

        From and including                , 2025 to, but excluding, the Maturity Date or the date of earlier redemption (the "floating rate period"), the Notes will bear interest at a floating rate per annum equal to the Benchmark rate (which is expected to be Three-Month Term SOFR) plus                basis points for each quarterly interest period during the floating rate period, payable quarterly in arrears on                ,                ,                 and                of each year (each, a "floating rate interest payment date," and, together with the fixed rate interest payment dates, the "interest payment dates"), commencing on                , 2025. Notwithstanding the foregoing, if the Benchmark rate is less than zero, the Benchmark rate shall be deemed to be zero.

        For the purpose of calculating the interest on the Notes for each interest period during the floating rate period when the Benchmark is Three-Month Term SOFR, "Three-Month Term SOFR" means Term SOFR for a tenor of three months that is published by the Term SOFR Administrator at the Reference Time for any floating rate interest period, as determined by the calculation agent after giving effect to the Three-Month Term SOFR Conventions. See "Calculation Agent."

        The following definitions apply to the foregoing definition of Three-Month Term SOFR:

        "Benchmark" means, initially, Three-Month Term SOFR; provided that, if the calculation agent determines on or prior to the Reference Time for any floating rate interest period that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three-Month Term SOFR or the then-current Benchmark, then "Benchmark" means the applicable

Benchmark Replacement for such floating rate interest period and any subsequent floating rate interest periods.

        "Corresponding Tenor" means (i) with respect to Term SOFR, three months, and (ii) with respect to a Benchmark Replacement, a tenor (including overnight) having approximately the same length (disregarding business day adjustment) as the applicable tenor for the then-current Benchmark.

        "Federal Reserve Bank of New York's Website" means the website of the Federal Reserve Bank of New York (the "FRBNY") at http://www.newyorkfed.org, or any successor source. The foregoing Internet website is an inactive textual reference only, meaning that the information contained on the website is not part of this prospectus supplement or the accompanying prospectus or incorporated by reference herein or therein.

        "Reference Time" with respect to any determination of the Benchmark means (i) if the Benchmark is Three-Month Term SOFR, the time determined by the calculation agent after giving effect to the Three-Month Term SOFR Conventions, and (ii) if the Benchmark is not Three-Month Term SOFR, the time determined by the calculation agent after giving effect to the Benchmark Replacement Conforming Changes.

        "Relevant Governmental Body" means the Federal Reserve and/or the FRBNY, or a committee officially endorsed or convened by the Federal Reserve and/or the FRBNY or any successor thereto.

        "SOFR" means the secured overnight financing rate published by the FRBNY, as the administrator of the Benchmark (or any successor administrator), on the Federal Reserve Bank of New York's website.

        "Term SOFR" means the forward-looking term rate for the applicable Corresponding Tenor based on SOFR that has been selected or recommended by the Relevant Governmental Body.

        "Term SOFR Administrator" means any entity designated by the Relevant Governmental Body as the administrator of Term SOFR (or any successor administrator).

        "Three-Month Term SOFR Conventions" means any determination, decision, or election with respect to any technical, administrative, or operational matter (including with respect to the manner and timing of the publication of Three-Month Term SOFR, or changes to the definition of "interest period," timing and frequency of determining Three-Month Term SOFR with respect to each interest period and making payments of interest, rounding of amounts or tenors, and other administrative matters) that the calculation agent determines may be appropriate to reflect the use of Three-Month Term SOFR as the Benchmark in a manner substantially consistent with market practice (or, if the calculation agent determines that adoption of any portion of such market practice is not administratively feasible or if the calculation agent determines that no market practice for the use of Three-Month Term SOFR exists, in such other manner as the calculation agent determines is reasonably necessary).

        The terms "Benchmark Replacement Conforming Changes," "Benchmark Replacement Date," "Benchmark Replacement," "Benchmark Replacement Adjustment," and "Benchmark Transition Event" have the meanings set forth under the heading "—Effect of Benchmark Transition Event."

        Notwithstanding the foregoing paragraphs related to the determination of interest, if the calculation agent determines on or prior to the relevant Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date (each as defined below) have occurred with respect to Three-Month Term SOFR, then the provisions set forth under the heading "—Effect of Benchmark Transition Event," which we refer to as the "benchmark transition provisions," will thereafter apply to all determinations of the interest rate on the Notes for each interest period during the floating rate period. In accordance with the benchmark transition provisions, after a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, the interest rate on the

Notes for each interest period during the floating rate period will be an annual rate equal to the Benchmark Replacement (as defined below) plus            basis points.

        Absent manifest error, the calculation agent's determination of the interest rate for an interest period for the Notes will be binding and conclusive on you and the Trustee. The calculation agent will promptly provide its determination of any interest rate during the floating rate period to the Trustee and to us.

        Interest shall be calculated on the basis of a 360-day year consisting of twelve 30-day months during the fixed rate period and, during the floating rate period, on the basis of a 360-day year and the actual number of days elapsed. Dollar amounts resulting from that calculation will be rounded to the nearest cent, with one-half cent being rounded upward.

        Interest on the Notes, subject to certain exceptions, will accrue during the applicable interest period. When we use the term "interest period," we mean the period from and including the immediately preceding interest payment date in respect of which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from and including the date of issuance of the Notes to, but excluding, the applicable interest payment date or the Maturity Date or date of earlier redemption, if applicable. If a fixed rate interest payment date or the Maturity Date falls on a day that is not a business day, then the interest payment or the payment of principal and interest at maturity will be postponed to the next succeeding business day, but the payments made on such dates will be treated as being made on the date that the payment was first due and the holders of the Notes will not be entitled to any further interest or other payments in respect thereof. However, if a floating rate interest payment date falls on a day that is not a business day, then such floating rate interest payment date will be postponed to the next succeeding business day unless such day falls in the next succeeding calendar month, in which case such floating rate interest payment date will be accelerated to the immediately preceding business day, and, in each such case, the amounts payable on such business day will include interest accrued to, but excluding, such business day.

        Interest on each Note will be payable to the person in whose name such Note is registered on the fifteenth day immediately preceding the applicable interest payment date, whether or not such day is a business day. Any interest which is payable, but is not punctually paid or duly provided for, on any interest payment date shall cease to be payable to the holder on the relevant record date by virtue of having been such holder, and such defaulted interest may be paid by us to the person in whose name the Notes are registered at the close of business on a special record date for the payment of defaulted interest. However, interest that is paid on the Maturity Date will be paid to the person to whom the principal is payable. Interest will be payable by wire transfer in immediately available funds in U.S. dollars to DTC or its nominee or, at our option in the event the Notes are not represented by Global Notes (as defined below), by check mailed to the address of the person specified for payment in the preceding sentences.

        If any of the foregoing provisions concerning the calculation of the interest rate and interest payments during the floating rate period are inconsistent with any of the Three-Month Term SOFR Conventions determined by the calculation agent, then the relevant Three-Month Term SOFR Conventions will apply. Furthermore, if the calculation agent determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three-Month Term SOFR at any time when any of the Notes are outstanding, then the foregoing provisions concerning the calculation of the interest rate and interest payments during the floating rate period will be modified in accordance with the benchmark transition provisions.

        When we use the term "business day," we mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in the City of New York or any place of payment are authorized or required by law, regulation, or executive order to close.

Ranking; Subordination

        The Notes will be unsecured, subordinated obligations of First Interstate BancSystem, Inc. The Notes will not be guaranteed by any of our subsidiaries, including First Interstate Bank, which is our principal subsidiary. The Notes will rank:

  •
  junior in right of payment and upon liquidation to any of our existing and all of our future Senior Indebtedness (as defined in the Indenture and described below);

  •
  equal in right of payment and upon our liquidation with any of our existing and all of our future indebtedness the terms of which provide that such indebtedness ranks equally with the Notes;

  •
  senior in right of payment and upon our liquidation to (i) our existing $86.9 million junior subordinated debentures and (ii) any of our future indebtedness the terms of which provide that such indebtedness ranks junior in right of payment to the Notes;

  •
  effectively subordinated to any future secured indebtedness to the extent of the value of the collateral securing such indebtedness; and

  •
  structurally subordinated to the existing and future indebtedness of our subsidiaries, including without limitation First Interstate Bank's depositors, liabilities to general creditors, and liabilities arising in the ordinary course of business or otherwise, which means that such creditors generally will be paid from those subsidiaries' assets before holders of the Notes would have any claims to those assets.

        The Indenture and the Notes do not limit the amount of Senior Indebtedness, secured indebtedness, or other liabilities having priority over, or ranking equally with, the Notes that we or our subsidiaries may hereafter incur. As of March 31, 2020, on a consolidated basis, our liabilities totaled approximately $12.5 billion, which includes approximately $11.6 billion of deposit liabilities, $86.9 million of junior subordinated debentures issued by First Interstate BancSystem, Inc., $614.1 million of securities sold under repurchase agreements, and $13.9 million of long-term debt and other borrowings. Except for the approximately $86.9 million of junior subordinated debentures issued by First Interstate BancSystem, Inc. (which rank junior in right of payment and upon liquidation to the Notes), all of these liabilities are contractually or structurally senior to the Notes.

        "Senior Indebtedness" means, without duplication, the principal, premium, if any, unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to First Interstate BancSystem, Inc., whether or not a claim for post-filing interest is allowed in such proceeding), fees, charges, expenses, reimbursement, and indemnification obligations, and all other amounts payable under or in respect of the following indebtedness of First Interstate BancSystem, Inc., whether any such indebtedness exists as of the date of the Indenture or is created, incurred or assumed after such date:

  •
  all obligations for borrowed money;

  •
  all obligations evidenced by debentures, notes, debt securities, or other similar instruments;

  •
  all obligations in respect of letters of credit, security purchase facilities, or bankers acceptances or similar instruments (or reimbursement obligations with respect thereto);

  •
  all obligations to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business;

  •
  indebtedness secured by any mortgage, pledge, lien, charge, encumbrance, or any security interest existing on property owned by First Interstate BancSystem, Inc.;

  •
  obligations associated with derivative products including, but not limited to, interest rate and currency future or exchange contracts, foreign exchange contracts, swap agreements (including interest rate and foreign exchange rate swap agreements), cap agreements, floor agreements, collar agreements, options, interest rate future or option contracts, commodity contracts, and similar arrangements;

  •
  purchase money debt and similar obligations;

  •
  obligations to general creditors of First Interstate BancSystem, Inc.;

  •
  a deferred obligation of, or any such obligation, directly or indirectly guaranteed by, First Interstate BancSystem, Inc. which obligation is incurred in connection with the acquisition of any business, properties, or assets not evidenced by a note or similar instrument given in connection therewith;

  •
  all obligations of the type referred to in the foregoing list of other persons or entities for the payment of which First Interstate BancSystem, Inc.is responsible or liable as obligor, guarantor, or otherwise, whether or not classified as a liability on a balance sheet prepared in accordance with generally accepted accounting principles in the United States; and

  •
  any renewals, amendments, deferrals, supplements, extensions, refundings, or replacements of any of the foregoing.

Senior Indebtedness excludes:

  •
  any indebtedness, obligation, or liability referred to in the list above as to which, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such indebtedness, obligation, or liability is not superior in right of payment to the Notes, or ranks pari passu with the Notes;

  •
  any such indebtedness, obligation, or liability which is subordinated to indebtedness of First Interstate BancSystem, Inc.to substantially the same extent as, or to a greater extent than, the Notes are subordinated;

  •
  any indebtedness to a subsidiary of First Interstate BancSystem, Inc.;

  •
  any trade account payables in the ordinary course of business; and

  •
  the Notes.

        Notwithstanding the foregoing, if the Federal Reserve (or other applicable regulatory agency or authority) promulgates any rule or issues any interpretation that defines general creditor(s), the main purpose of which is to establish criteria for determining whether the subordinated debt of a financial or bank holding company is to be included in its capital, then the term "general creditors" as used in the definition of "Senior Indebtedness" in the Indenture will have the meaning as described in that rule or interpretation.

        Upon the liquidation, dissolution, winding up, or reorganization of First Interstate BancSystem, Inc., we must pay to the holders of all Senior Indebtedness the full amounts of principal of, premium, interest, and any other amounts owing on, that Senior Indebtedness before any payment is made on the Notes. If, after we have made those payments on our Senior Indebtedness there are amounts available for payment on the Notes, then we may make any payment on the Notes.

        Because of the subordination provisions and the obligation to pay Senior Indebtedness described above, in the event of our insolvency, holders of the Notes may recover less ratably than holders of the Senior Indebtedness and other creditors of First Interstate BancSystem, Inc. With respect to the assets of a subsidiary of ours, our creditors (including holders of the Notes) are structurally subordinated to the prior claims of creditors of such subsidiary, except to the extent that we may be a creditor with recognized claims against such subsidiary.

        Subject to the terms of the Indenture, if the Trustee or any holder of any of the Notes receives any payment or distribution of our assets in contravention of the subordination provisions applicable to the Notes before all Senior Indebtedness is paid in full in cash, or other payment satisfactory to the holders of such Senior Indebtedness, then such payment or distribution will be held in trust for the benefit of holders of Senior Indebtedness or their representatives to the extent necessary to make payment in full in cash or payment satisfactory to the holders of Senior Indebtedness of all unpaid Senior Indebtedness.

No Additional Amounts

        In the event that any payment on the Notes is subject to withholding of any U.S. federal income tax or other tax or assessment (whether as a result of a change in law or otherwise), we will not pay additional amounts with respect to such tax or assessment. For a discussion relating to certain U.S. federal income tax consequences of the ownership and disposition of the Notes, see "Material U.S. Federal Income Tax Considerations" in this prospectus supplement.

Redemption

        The Notes are not subject to redemption or prepayment at the option of the holders.

        We may, at our option, beginning with the interest payment date of                        , 2025, and on any interest payment date thereafter, redeem the Notes, in whole or in part, from time to time, subject to obtaining the Federal Reserve Approval, at a price equal to 100% of the principal amount of the Notes being redeemed plus interest that is accrued and unpaid to, but excluding, the date of redemption.

        In addition, we may, at our option, redeem the Notes, in whole, but not in part, subject to obtaining the Federal Reserve Approval, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus interest that is accrued and unpaid to, but excluding, the date of redemption, at any time before the Maturity Date, upon the occurrence of:

  •
  a "Tax Event," defined in the Indenture to mean the receipt by us of an opinion of independent tax counsel to the effect that as a result of (a) an amendment to or change (including any announced prospective amendment or change) in any law or treaty, or any regulation thereunder, of the United States or any of its political subdivisions or taxing authorities; (b) a judicial decision, administrative action, official administrative pronouncement, ruling, regulatory procedure, regulation, notice or announcement, including any notice or announcement of intent to adopt or promulgate any ruling, regulatory procedure, or regulation (any of the foregoing, an "administrative or judicial action"); or (c) an amendment to or change in any official position with respect to, or any interpretation of, an administrative or judicial action or a law or regulation of the United States that differs from the previously generally accepted position or interpretation, in each case, which change or amendment or challenge becomes effective or which pronouncement, or decision or challenge is announced on or after the original issue date of the Notes, there is more than an insubstantial risk that interest payable by us on the Notes is not, or, within 90 days of the date of such opinion, will not be, deductible by us, in whole or in part, for United States federal income tax purposes;

  •
  a "Tier 2 Capital Event," defined in the Indenture to mean our good faith determination that, as a result of (a) any amendment to, or change in, the laws, rules, or regulations of the United States (including, for the avoidance of doubt, any agency or instrumentality of the United States, including the Federal Reserve and other federal bank regulatory agencies) or any political subdivision of or in the United States that is enacted or becomes effective after the original issue date of the Notes; (b) any proposed change in those laws, rules or regulations that is announced or becomes effective after the original issue date of the Notes; or (c) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws, rules, regulations, policies, or guidelines with respect thereto that is announced after the original issue date of the Notes, there is more than an insubstantial risk that we will not be entitled to treat the Notes then outstanding as "Tier 2 Capital" (or its equivalent) for purposes of the capital adequacy rules or regulations of the Federal Reserve (or any successor appropriate federal banking agency) as then in effect and applicable to us, for so long as any Notes are outstanding; or

  •
  First Interstate BancSystem, Inc. becoming required to register as an investment company pursuant to the Investment Company Act of 1940, as amended.

The Notes may not otherwise be redeemed prior to the Maturity Date.

        In the event of any redemption of the Notes, we will cause to be delivered a notice of redemption (which notice may be conditional in our discretion on one or more conditions precedent, and the redemption date may be delayed until such time as any or all of such conditions have been satisfied or revoked by us if we determine that such conditions will not be satisfied) to each holder of Notes not less than 30 days prior to the redemption date.

        Any partial redemption will be made in accordance with DTC's applicable procedures among all of the holders of the Notes. If any Note is to be redeemed in part only, the notice of redemption relating to such Note shall state the portion of the principal amount thereof to be redeemed. A replacement Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original Note.

Events of Default; Limited Rights of Acceleration; Notices of Default

        The Notes and Indenture provide for only limited events upon which the principal of the Notes may be accelerated. These events are:

  •
  pursuant to or within the meaning of any bankruptcy law, we (i) commence a voluntary case, (ii) consent to the entry of an order for relief against us in an involuntary case, (iii) consent to the appointment of a custodian of us or for all or substantially all of our property, (iv) make a general assignment for the benefit of our creditors, or (v) are generally unable to pay our debts as they become due;

  •
  a court of competent jurisdiction enters an order or decree under any bankruptcy law that (i) is for relief against us in an involuntary case, (ii) appoints a custodian for us or for all or substantially all of our property, or (iii) orders our liquidation, and the order or decree remains unstayed and in effect for 90 days; or

  •
  an appointment of a custodian for a Material Subsidiary.

        A Material Subsidiary means First Interstate Bank or any successor thereof or any of our subsidiaries that is a depository institution and that has consolidated assets equal to 80% or more of our consolidated assets.

        If any of the foregoing occurs and is continuing, the principal and interest in respect of the Notes shall automatically, and without any declaration or other action on the part of the Trustee or any holder, become immediately due and payable.

        The Notes and Indenture provide for the following additional events of default, which do not permit acceleration of the payment of principal or interest in respect of the Notes:

  •
  our default in the payment of any interest upon the Notes, when such interest becomes due and payable, and continuance of such default for a period of 30 days;

  •
  our default in the payment of the principal of the Notes when due, whether at maturity, upon redemption, by acceleration or otherwise (whether or not payment thereof is permitted pursuant to the subordination provisions of the Indenture); or

  •
  our default in the performance, or breach, of any covenant or agreement in the Indenture applicable to us, and continuance of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to us by the Trustee or to us and the Trustee by the holders of at least 25% in aggregate principal amount of the outstanding Notes a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a notice of default under the Indenture.

        There is no right of acceleration in the case of a default in the payment of principal of or interest on the Notes or in our performance of any other obligation under the Notes or the Indenture. However, if any of the foregoing additional events of default occurs, then the Trustee may, subject to certain limitations and conditions and the subordination provisions of the Indenture, exercise all remedies otherwise permitted by applicable law.

        The Indenture provides that the Trustee will be under no obligation to exercise any remedy under the Indenture at the request or direction of any of the holders of Notes unless such holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses, and liabilities which may be incurred by it in complying with such request or direction. Subject to the foregoing and certain other rights of the Trustee, the holders of a majority in principal amount of the outstanding Notes will have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Notes. However, the Trustee may refuse to follow any direction that conflicts with law or the Indenture or that may involve the Trustee in personal liability. In addition, the Trustee may take any other action it deems proper that is not inconsistent with any such direction received from the holders of the Notes.

        No holder of Notes will have any right to institute any proceeding, judicial or otherwise, with respect to the Indenture or a Note, or for the appointment of a receiver or trustee, or for any other remedy under the Indenture, unless:

  •
  such holder has previously given written notice to the Trustee of a continuing event of default with respect to the Notes;

  •
  the holders of not less than 25% in aggregate principal amount of the outstanding Notes have made written request to the Trustee to institute proceedings in respect of such event of default in its own name as Trustee under the Indenture;

  •
  such holder or holders have offered to the Trustee reasonable security or indemnity satisfactory to the Trustee against the costs, expenses, and liabilities to be incurred in compliance with such request;

  •
  the Trustee for 60 days after its receipt of such notice, request and offer of reasonable security or indemnity has failed to institute any such proceeding; and

  •
  no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the holders of a majority in principal amount of the outstanding Notes.

In any event, the Indenture provides that no holders of Notes shall have any right to affect, disturb or prejudice the rights of any other holders, or to obtain or to seek to obtain priority or preference over any other holders or to enforce any right under the Indenture, except in the manner provided in the Indenture and for the equal and ratable benefit of all holders.

        The Indenture requires the Trustee to notify the holders of the Notes within 90 days regarding the existence of any default in payment of principal of or interest on any Note, and any other default of which the Trustee has received written notice from us or any holder of the Notes, unless the default has been cured or waived. However, in the case of a payment default, the Trustee may withhold notice of a default if and so long as the Trustee's board of directors, executive committee or a trust committee of directors or responsible officers in good faith determines that withholding the notice is in the interests of the holders of the Notes. For purposes of these requirements, a "default" means any event which is, or after notice or lapse of time or both would become, an event of default under the Indenture with respect to the Notes.

        We are required to deliver to the Trustee, within 120 days after the end of each of our fiscal years ending after the issue date of the Notes, a written statement from our applicable officers regarding whether we have fulfilled all of our obligations under the Indenture throughout the year and specifying any known default and its status.

Modification and Waiver

        The Indenture provides that we and the Trustee may modify or amend the Indenture with, or, in certain cases, without the consent of the holders of a majority in principal amount of outstanding Notes; provided that any modification or amendment may not, without the consent of the holder of each outstanding Note affected thereby:

  •
  change the stated maturity date of the principal of, or any installment of principal or interest on, the Notes;

  •
  reduce the percentage in principal amount of the Notes required for any supplemental indenture or for any waiver provided for in the Indenture;

  •
  alter the method of computation of interest;

  •
  make the Notes payable in money other than that stated in the Notes;

  •
  reduce the principal amount thereof or the rate of interest thereon;

  •
  change the Company's obligation to maintain an office or agency for payment of the Notes and the other matters specified in the Indenture;

  •
  impair the right to institute suit for the enforcement of any payment of principal of or interest on the Notes;

  •
  modify the Indenture with respect to the subordination of the Notes in a manner adverse to the holders of the Notes; or

  •
  modify any of the provisions of the Indenture relating to the execution of supplemental indentures with the consent of holders of the Notes which are discussed herein or modify any provisions relating to the waiver by holders of the Notes of past defaults and covenants, except to increase any required percentage or to provide that other provisions of the Indenture cannot be modified or waived without the consent of the holder of each outstanding Note affected thereby.

        In addition, the holders of a majority in aggregate principal amount of the outstanding Notes may, on behalf of all holders of Notes, waive compliance by us with terms, conditions, and provisions of the Indenture, as well as any past default and the consequences of the default, other than any default in the payment of principal or interest or any breach in respect of a covenant or provision that cannot be modified or amended without the consent of the holder of each outstanding Note.

        In addition, we and the Trustee may modify and amend the Indenture without the consent of any holders of Notes for any of the following purposes:

  •
  to evidence the succession of another person to First Interstate BancSystem, Inc. as obligor under the Indenture;

  •
  to add to the covenants of First Interstate BancSystem, Inc. or events of default for the benefit of the holders of the Notes or to surrender any right or power conferred upon First Interstate BancSystem, Inc. in the Indenture or to make any change that does not adversely affect any holder's legal rights under the Indenture in any material respect;

  •
  to add to, change, or eliminate any provisions of the Indenture, if the addition, change, or elimination becomes effective only when there are no debt securities outstanding of any series issued under the Indenture that are entitled to the benefit of the provision;

  •
  to establish the form or terms of the Notes or another series of subordinated notes under the Indenture;

  •
  to cure any ambiguity or omission or correct any defect or inconsistency in the Indenture, or to conform the text of the Indenture or the Notes to the description of the Notes in this prospectus supplement;

  •
  to evidence the acceptance of appointment by a successor trustee;

  •
  to effect or maintain the qualification of the Indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act");

  •
  to provide for uncertificated Notes or otherwise alter the Indenture to facilitate the issuance, legending, or transfer of the Notes in a manner that does not materially adversely affect any holder of the Notes and does not result in any violation of applicable securities law;

  •
  to supplement any provisions of the Indenture necessary to permit or facilitate the defeasance, covenant defeasance or discharge of the Notes, provided that such action does not adversely affect the interests of the holders of the Notes or any other debt securities issued under the Indenture;

  •
  to comply with the rules or regulations of any securities exchange or automated quotation system on which any of the Notes may be listed or traded; or

  •
  to implement any Three-Month Term SOFR Conventions or any benchmark transition provisions after a Benchmark Transition Event and its related Benchmark Replacement Date have occurred (or in anticipation thereof).

        The Trustee shall be entitled to receive an officer's certificate and opinion of counsel confirming that all conditions precedent are satisfied with respect to any supplemental indenture, that such supplemental indenture is authorized and permitted, and that such supplemental indenture is the legal, valid, and binding obligation of First Interstate BancSystem, Inc., enforceable against it in accordance with its terms.

Legal Defeasance and Covenant Defeasance

        We may choose to either discharge our obligations under the Indenture and the Notes in a legal defeasance or to release ourselves from certain or all of our covenant restrictions under the Indenture and the Notes in a covenant defeasance. We may do so after we irrevocably deposit with the Trustee for the benefit of the holders of the Notes sufficient cash and/or U.S. government securities to pay the principal of and interest and any other sums due on the Maturity Date or a redemption date of the Notes, as applicable. If we choose the legal defeasance option, the holders of the Notes will not be entitled to the benefits of the Indenture except for certain limited rights, including registration of transfer and exchange of Notes, replacement of lost, stolen, or mutilated Notes and the right to receive payments of the principal of and interest on the Notes when such payments are due.

        We may discharge our obligations under the Indenture or release ourselves from covenant restrictions only if we meet certain requirements. Among other things, we must deliver to the Trustee an opinion of our legal counsel to the effect that holders of the Notes will not recognize income, gain, or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times, as would have been the case if such deposit and defeasance had not occurred. In the case of legal defeasance only, this opinion must be based on either a ruling received from or published by the Internal Revenue Service or a change in the applicable federal income tax law. We may not have a default under the Indenture or the Notes on the date of deposit. The discharge may not cause the Trustee to have a conflicting interest for purposes of the Trust Indenture Act and may not result in our becoming an investment company under the Investment Company Act of 1940. The discharge may not violate any of our agreements to which we are a party or by which we are bound.

        Any defeasance of the Notes pursuant to the Indenture shall be subject to our obtaining the prior approval of the Federal Reserve and any additional requirements that the Federal Reserve may impose with respect to defeasance of the Notes. Notwithstanding the foregoing, if, due to a change in law, regulation, or policy subsequent to the issue date of the Notes the Federal Reserve does not require that defeasance of instruments be subject to Federal Reserve approval in order for the instrument to be accorded Tier 2 capital treatment, then no such approval of the Federal Reserve will be required for such defeasance.

Satisfaction and Discharge

        We may discharge our obligations under the Indenture with respect to the Notes (except for certain surviving rights of the Trustee and our obligations in connection therewith) if: (i) all outstanding Notes and all other outstanding debt securities issued under the Indenture (a) have been delivered for cancellation, or (b) (1) have become due and payable, (2) will become due and payable at their stated maturity within one year, or (3) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice and redemption by the Trustee (and in each case, we have irrevocably deposited with the Trustee an amount sufficient to pay and discharge the principal of and interest on all outstanding Notes and any other sums due on the stated maturity date or redemption date, as the case may be); (ii) we have paid all other sums payable by us with respect to the Notes; and (iii) we have delivered an officer's certificate and opinion of counsel confirming that all conditions precedent with respect to the satisfaction and discharge of the Indenture have been satisfied.

Consolidation, Merger and Sale of Assets

        The Indenture provides that we may not, in a single transaction or a series of related transactions, consolidate with or merge into any other person or sell, convey, transfer, lease, or otherwise dispose of all or substantially all of our and our subsidiaries' assets, taken as a whole, to any person unless:

  •
  the person formed by such consolidation or into which we are merged or the person which acquires by sale, conveyance, or transfer or other disposition, or which leases, all or substantially all of such properties and assets shall be a corporation, association, partnership, limited liability company, joint-stock company, or business trust, shall be organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of and interest on all the Notes and the performance or observance of every other covenant of the Indenture on our part to be performed or observed;

  •
  immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of First Interstate BancSystem, Inc. or a subsidiary as a result of such transaction as having been incurred by First Interstate BancSystem, Inc. or such subsidiary at the time of such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing;

  •
  if, as a result of any such consolidation or merger or such conveyance, transfer, or lease, such properties or assets would become subject to a mortgage, pledge, lien, security interest or other encumbrance which would not be permitted by the Indenture, First Interstate BancSystem, Inc. or such successor person, as the case may be, shall take such steps as shall be necessary effectively to secure the Notes equally and ratably with (or prior to) all indebtedness secured thereby; and

  •
  we have delivered to the Trustee an officers' certificate and an opinion of counsel, each stating that such consolidation, merger, conveyance, transfer, or lease and such supplemental indenture comply with this covenant and that all conditions precedent herein provided for relating to such transaction have been complied with.

Further Issues

        If no Event of Default has occurred and is continuing with respect to the Notes, we may, from time to time, without notice to or the consent of the holders of the Notes, create and issue additional notes under the Indenture ranking equally with the Notes and with identical terms in all respects (or in all respects except for the offering price, the payment of interest accruing prior to the issue date of such further notes and the first payment of interest following the issue date of such additional notes) in order that such additional notes may be consolidated and form a single series with the Notes and have the same terms as to status, redemption, or otherwise as the Notes; provided, however, that a separate CUSIP number will be issued for any such additional notes unless such additional notes are fungible with the Notes for U.S. federal income tax purposes, subject to the procedures of the DTC. In addition, we may, from time to time, create and issue other series of subordinated debt securities under the Base Indenture having different terms than the Notes. The Base Indenture does not limit the amount of subordinated notes that we may issue from time to time in one or more series.

Effect of Benchmark Transition Event

        If the calculation agent determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred on or prior to the Reference Time in respect of any interest period during the floating rate period, then the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the Notes during such interest period and all subsequent interest periods. In connection with the implementation of a Benchmark Replacement, the calculation agent will have the right to make Benchmark Replacement Conforming Changes from time to time.

        As used herein:

        "Benchmark Replacement" means the Interpolated Benchmark with respect to the then-current Benchmark, plus the Benchmark Replacement Adjustment for such Benchmark; provided that if (i) the calculation agent cannot determine the Interpolated Benchmark as of the Benchmark Replacement Date or (ii) the then-current Benchmark is Three-Month Term SOFR and a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three-Month Term SOFR (in which event no Interpolated Benchmark with respect to Three-Month Term SOFR shall be determined), then "Benchmark Replacement" means the first alternative set forth in the order below that can be determined by the calculation agent as of the Benchmark Replacement Date:

  (1)
  Compounded SOFR;

  (2)
  the sum of: (a) the alternate rate that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark for the applicable Corresponding Tenor and (b) the Benchmark Replacement Adjustment;

  (3)
  the sum of: (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment; and

  (4)
  the sum of (a) the alternate rate that has been selected by the calculation agent as the replacement for the then-current Benchmark for the applicable Corresponding Tenor, giving due consideration to any industry-accepted rate as a replacement for the then-current Benchmark for U.S. dollar-denominated floating rate securities at such time, and (b) the Benchmark Replacement Adjustment.

        "Benchmark Replacement Adjustment" means the first alternative set forth in the order below that can be determined by the calculation agent as of the Benchmark Replacement Date:

  (1)
  the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero), that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;

  (2)
  if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, then the ISDA Fallback Adjustment; and

  (3)
  the spread adjustment (which may be a positive or negative value or zero) that has been selected by the calculation agent, giving due consideration to any industry-accepted spread adjustment or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated floating rate securities at such time.

        "Benchmark Replacement Conforming Changes" means, with respect to any Benchmark Replacement, any technical, administrative, or operational changes (including changes to the definition of "interest period," timing and frequency of determining rates with respect to each interest period and making payments of interest, rounding of amounts or tenors, and other administrative matters) that the calculation agent determines may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if the calculation agent determines that adoption of any portion of such market practice is not administratively feasible or if the calculation agent determines that no market practice for use of the Benchmark Replacement exists, in such other manner as the calculation agent determines is reasonably necessary).

        "Benchmark Replacement Date" means the earliest to occur of the following events with respect to the then-current Benchmark:

  (1)
  in the case of clause (1) of the definition of "Benchmark Transition Event," the relevant Reference Time in respect of any determination;

  (2)
  in the case of clause (2) or (3) of the definition of "Benchmark Transition Event," the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark; or

  (3)
  in the case of clause (4) of the definition of "Benchmark Transition Event," the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

        "Benchmark Transition Event" means the occurrence of one or more of the following events with respect to the then-current Benchmark:

  (1)
  if the Benchmark is Three-Month Term SOFR, (a) the Relevant Governmental Body has not selected or recommended a forward-looking term rate for a tenor of three months based on SOFR, (b) the development of a forward-looking term rate for a tenor of three months based on SOFR that has been recommended or selected by the Relevant Governmental Body is not complete or (c) we determine that the use of a forward-looking rate for a tenor of three months based on SOFR is not administratively feasible;

  (2)
  a public statement or publication of information by or on behalf of the administrator of the Benchmark announcing that such administrator has ceased or will cease to provide the Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark;

  (3)
  a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark, the central bank for the currency of the Benchmark, an insolvency official with jurisdiction over the administrator for the Benchmark, a resolution authority with jurisdiction over the administrator for the Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark has ceased or will cease to provide the Benchmark permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark; or

  (4)
  a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

        "Compounded SOFR" means the compounded average of SOFRs for the applicable Corresponding Tenor, with the rate, or methodology for this rate, and conventions for this rate being established by the calculation agent in accordance with:

  (1)
  the rate, or methodology for this rate, and conventions for this rate selected or recommended by the Relevant Governmental Body for determining compounded SOFR; provided that:

  (2)
  if, and to the extent that, the calculation agent determines that Compounded SOFR cannot be determined in accordance with clause (1) above, then the rate, or methodology for this rate, and conventions for this rate that have been selected by the calculation agent giving due consideration to any industry-accepted market practice for U.S. dollar-denominated floating rate securities at such time.

For the avoidance of doubt, the calculation of Compounded SOFR shall exclude the Benchmark Replacement Adjustment and the spread of            basis points per annum.

        "Interpolated Benchmark" with respect to the Benchmark means the rate determined by the calculation agent for the Corresponding Tenor by interpolating on a linear basis between: (i) the Benchmark for the longest period (for which the Benchmark is available) that is shorter than the Corresponding Tenor, and (ii) the Benchmark for the shortest period (for which the Benchmark is available) that is longer than the Corresponding Tenor.

        "ISDA Definitions" means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

        "ISDA Fallback Adjustment" means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark for the applicable tenor.

        "ISDA Fallback Rate" means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

        "Unadjusted Benchmark Replacement" means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

        The terms "Reference Time," "Relevant Governmental Body," "SOFR" and "Term SOFR" have the meanings set forth above, under the heading "—Interest."

Determinations and Decisions

        We and the calculation agent are expressly authorized to make certain determinations, decisions, and elections under the terms of the Notes, including with respect to the use of Three-Month Term SOFR as the Benchmark for the floating rate period and under the benchmark transition provisions. Any determination, decision, or election that may be made by us or by the calculation agent under the terms of the Notes, including any determination with respect to a tenor, rate, or adjustment or of the occurrence or non-occurrence of an event, circumstance, or date and any decision to take or refrain from taking any action or any selection:

  •
  will be conclusive and binding on the holders of the Notes and the Trustee absent manifest error;

  •
  if made by us, will be made in our sole discretion;

  •
  if made by the calculation agent, will be made after consultation with us, and the calculation agent will not make any such determination, decision, or election to which we reasonably object; and

  •
  notwithstanding anything to the contrary in the Indenture, shall become effective without consent from the holders of the Notes or the Trustee.

        If the calculation agent fails to make any determination, decision, or election that it is required to make under the terms of the Notes, then we will make that determination, decision, or election on the same basis as described above. The Indenture provides that the Trustee will have no liability relating to any delay caused by the calculation agent's failure to timely or appropriately determine the rate of interest borne by the Notes.

Calculation Agent

        We will appoint a calculation agent for the Notes prior to the commencement of the floating rate period. We or an affiliate of ours may assume the duties of the calculation agent.

Paying Agent

        We may appoint one or more financial institutions to act as our paying agents, at whose designated offices the Notes in non-global form may be surrendered for payment at their maturity. We call each of those offices a paying agent. We may add, replace, or terminate paying agents from time to time. We may also choose to act as our own paying agent. Initially, we have appointed the Trustee, at its principal corporate trust office at U.S. Bank National Association, 950 17th Street, 5th Floor, Denver, Colorado 80202, as the paying agent for the Notes.

Governing Law

        The Indenture provides that the Notes will be governed by, and construed in accordance with, the laws of the State of New York.

Tier 2 Capital

        The Notes are intended to qualify as Tier 2 capital under the capital adequacy rules established by the Federal Reserve for bank holding companies, as the same may be amended or supplemented from time to time. The rules set forth specific criteria for instruments to qualify as Tier 2 capital. Among other things, the Notes must:

  •
  be unsecured;

  •
  have a minimum original maturity of at least five years;

  •
  be subordinated to our depositors and general creditors;

  •
  not contain provisions permitting the holders of the Notes to accelerate payment of principal prior to maturity except in the event of receivership, insolvency, liquidation, or similar proceedings of a bank holding company or a major bank subsidiary;

  •
  only be callable after a minimum of five years following issuance, except upon the occurrence of a "Tax Event" or a "Tier 2 Capital Event" (as such terms are defined in the Indenture) or if we are required to register as an investment company pursuant to the Investment Company Act of 1940, as amended, and, in any case, subject to obtaining the prior approval of the Federal Reserve to the extent such approval is then required under the rules of the Federal Reserve; and

  •
  unless the Federal Reserve authorizes us to do otherwise in writing, not be redeemed or repurchased unless they are replaced with an equivalent amount of other Tier 2 capital instruments or we can demonstrate to the satisfaction of the Federal Reserve that following redemption, we will continue to hold capital commensurate with our risk.

Clearance and Settlement

        The Notes will be represented by one or more global certificates, which we refer to individually as a "Global Note" and collectively as the "Global Notes," deposited with or on behalf of DTC and registered in the name of Cede & Co. or another nominee of DTC. The Notes will be available for purchase in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof in book-entry form only. So long as DTC or any successor depositary, which we refer to collectively as the "Depositary," or its nominee is the registered owner of the Global Notes, the Depositary, or such nominee, as the case may be, will be considered to be the sole owner or holder of the Notes for all purposes of the Indenture. Beneficial interests in the Global Notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may not elect to receive a certificate representing their Notes while the Notes are held by the Depositary. Investors may elect to hold interests in the Global Notes through DTC either directly if they are participants in DTC or indirectly through organizations that are participants in DTC.

        The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in the Notes, so long as the corresponding securities are represented by Global Notes.

        DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its direct participants deposit with DTC. DTC also facilitates the post-trade settlement among participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between participants' accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation, which, in turn, is owned by a number of direct participants of DTC. Access to the DTC system is also available to others, referred to as indirect participants, such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a direct or indirect custodial relationship with a direct participant. The rules applicable to DTC and its participants are on file with the SEC.

        Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC's records. The ownership interest of each beneficial owner of securities will be recorded on the direct or indirect participants' records. Beneficial owners will not receive written confirmation from DTC of their purchase. Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Under a book-entry format, holders may experience some delay in their receipt of payments, as such payments will be forwarded by the Depositary to Cede & Co., as nominee for DTC. DTC will forward the payments to its participants, who will then forward them to indirect participants or holders. Beneficial owners of securities other than DTC or its nominees will not be recognized by the relevant registrar, transfer agent, paying agent, or trustee as registered holders of the securities entitled to the benefits of the Indenture. Beneficial owners that are not participants will be permitted to exercise their rights only indirectly through and according to the procedures of participants and, if applicable, indirect participants.

        To facilitate subsequent transfers, all securities deposited by direct participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the securities; DTC's records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

        Conveyance of redemption notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. If less than all of the securities of any class are being redeemed, then DTC will determine the amount of the interest of each direct participant to be redeemed in accordance with its then current procedures.

        Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to any securities unless authorized by a direct participant in accordance with DTC's procedures. Under its usual procedures, DTC mails an omnibus proxy to the issuer as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those direct participants to whose accounts securities are credited on the record date (identified in a listing attached to the omnibus proxy).

        DTC may discontinue providing its services as securities Depositary with respect to the Notes at any time by giving reasonable notice to the issuer or its agent. Under these circumstances, in the event that a successor securities Depositary is not obtained, certificates for the Notes are required to be printed and delivered. We may decide to discontinue the use of the system of book-entry-only transfers through DTC (or a successor securities Depositary). In that event, certificates for the Notes will be printed and delivered to DTC.

        As long as DTC or its nominee is the registered owner of the Global Notes, DTC or its nominee, as the case may be, will be considered the sole owner and holder of the Global Notes and all securities represented by these certificates for all purposes under the instruments governing the rights and obligations of holders of such securities. Except in the limited circumstances referred to above, owners of beneficial interests in Global Notes:

  •
  will not be entitled to have such global security certificates or the securities represented by these certificates registered in their names;

  •
  will not receive or be entitled to receive physical delivery of securities certificates in exchange for beneficial interests in global security certificates; and

  •
  will not be considered to be owners or holders of the global security certificates or any securities represented by these certificates for any purpose under the instruments governing the rights and obligations of holders of such securities.

        All redemption proceeds, distributions, and interest payments on the securities represented by the Global Notes and all transfers and deliveries of such securities will be made to DTC or its nominee, as the case may be, as the registered holder of the securities. DTC's practice is to credit direct participants' accounts upon DTC's receipt of funds and corresponding detail information from the issuer or its agent, on the payable date in accordance with their respective holdings shown on DTC's records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of that participant and not of DTC, the Depositary, the issuer, the Trustee or any of their agents, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions, and interest payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of the issuer or its agent, disbursement of such payments to direct participants will be the responsibility of DTC, and disbursement of such payments to the beneficial owners will be the responsibility of direct and indirect participants.

        Ownership of beneficial interests in the Global Notes will be limited to participants or persons that may hold beneficial interests through institutions that have accounts with DTC or its nominee. Ownership of beneficial interests in Global Notes will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by DTC or its nominee, with respect to participants' interests, or any participant, with respect to interests of persons held by the participant on their behalf. Payments, transfers, deliveries, exchanges, redemptions, and other matters relating to beneficial interests in Global Notes may be subject to various policies and procedures adopted by DTC from time to time. None of First Interstate BancSystem, Inc., the Trustee, or any agent for any of them will have any responsibility or liability for any aspect of DTC's or any direct or indirect participant's records relating to, or for payments made on account of, beneficial interests in Global Notes, or for maintaining, supervising, or reviewing any of DTC's records or any direct or indirect participant's records relating to these beneficial ownership interests.

        Although DTC has agreed to the foregoing procedures in order to facilitate transfer of interests in the Global Notes among participants, DTC is under no obligation to perform or continue to perform these procedures, and these procedures may be discontinued at any time. Neither First Interstate

BancSystem, Inc. nor the Trustee will have any responsibility for the performance by DTC or its direct participants or indirect participants under the rules and procedures governing DTC.

        Because DTC can act only on behalf of direct participants, who in turn act only on behalf of direct or indirect participants, and certain banks, trust companies, and other persons approved by it, the ability of a beneficial owner of securities to pledge them to persons or entities that do not participate in the DTC system may be limited due to the unavailability of physical certificates for the securities.

        DTC has advised us that it will take any action permitted to be taken by a registered holder of any securities under the Indenture, only at the direction of one or more participants to whose accounts with DTC the relevant securities are credited.

        The information in this subsection concerning DTC and its book-entry system has been obtained from sources that we believe to be accurate, but we assume no responsibility for the accuracy thereof.

Trustee

        U.S. Bank National Association will act as Trustee under the Indenture. U.S. Bank National Association is also a lender and the administrative agent with respect to our undrawn $50.0 million revolving line of credit. Pursuant to the Trust Indenture Act of 1939, if an event of default were to occur with respect to the Notes, U.S. Bank National Association may be deemed at that time to have a conflicting interest by virtue of being both Trustee under the Indenture and a creditor with respect to the revolving line of credit. In that event, U.S. Bank National Association would be required to resign as Trustee or otherwise eliminate the conflicting interest.

Notices

        Any notices required to be given to the holders of the Notes will be given to the Trustee. Notwithstanding any other provision of the Indenture or any Note, where the Indenture or any Note provides for notice of any event or any other communication (including any notice of redemption or repurchase) to a holder of a Note (whether by mail or otherwise), such notice shall be sufficiently given if given to DTC (or its designee) pursuant to the applicable procedures from DTC or its designee, including by electronic mail in accordance with accepted practices at DTC.

 MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

        This section describes the material U.S. federal income tax considerations related to the ownership and disposition of the Notes acquired in this offering. This summary is not a complete analysis of all of the tax considerations relating to the Notes. This summary is based on provisions of the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations promulgated under the Code, and administrative rulings and judicial decisions. These authorities may be changed, possibly with retroactive effect, which could result in U.S. federal income tax consequences different from those set forth below. Additionally, we have not sought and will not seek any rulings from the Internal Revenue Service (the "IRS") regarding the matters discussed below. There can be no assurance that the IRS will accept or agree with the positions concerning the tax consequences of the acquisition, ownership, or disposition of the Notes set forth below.

        This summary is limited to beneficial owners (referred to in this summary as holders) of the Notes that purchase the Notes upon their initial issuance at their "initial offering price" (i.e., the first price at which a substantial amount of the Notes is sold for cash to investors (excluding sales to bond houses, brokers, or similar persons or organizations acting in the capacity as underwriters, placement agents, or wholesalers)) and that will hold the Notes as capital assets within the meaning of Section 1221 of the Code for U.S. federal income tax purposes (generally, property held for investment). This summary does not address the tax considerations arising under the laws of any foreign, state, or local jurisdiction. In addition, this discussion does not address all U.S. federal income tax considerations that may be applicable to holders' particular circumstances or to holders that may be subject to special tax rules, such as, for example: (1) holders subject to the alternative minimum tax; (2) banks, insurance companies, or other financial institutions; (3) real estate investment trusts; (4) controlled foreign corporations; (5) passive foreign investment companies and regulated investment companies and shareholders of such corporations; (6) tax-exempt organizations; (7) qualified retirement plans, individual retirement accounts, and other deferred compensation arrangements; (8) governmental entities; (9) brokers and dealers in securities or commodities; (10) certain U.S. expatriates; (11) traders in securities that elect to use a mark-to-market method of accounting for their securities holdings; (12) U.S. holders (as defined below) whose functional currency is not the U.S. dollar; (13) persons that will hold the Notes as a position in a hedging transaction, wash sale, straddle, conversion transaction, or other risk reduction or synthetic transaction; and (14) entities or arrangements classified as partnerships or S corporations for U.S. federal income tax purposes or other pass-through entities, and owners of such entities.

        If an entity classified as a partnership for U.S. federal income tax purposes holds the Notes, the tax treatment of an owner of the entity will generally depend upon the status of the owner and the activities of the entity. If you are an entity classified as a partnership for U.S. federal income tax purposes that will hold Notes or an owner of such an entity, you are urged to consult your tax advisor regarding the tax consequences to you of holding the Notes.

        This summary of certain U.S. federal income tax considerations is for general information only and is not tax advice. You are urged to consult your tax advisor with respect to the application of U.S. federal income tax laws to your particular situation as well as any tax considerations arising under other U.S. federal tax laws (such as the estate or gift tax laws) or under the laws of any state, local, foreign, or other taxing jurisdiction or under any applicable tax treaty.

U.S. Holders

        The following is a summary of the material U.S. federal income tax consequences that will apply to a "U.S. holder." You are a "U.S. holder" if you are a beneficial owner of a Note and you are: (1) a citizen or resident of the United States; (2) a domestic corporation; (3) an estate the income of which is subject to U.S. federal income tax regardless of its source; or (4) a trust that (i) is subject to the supervision of a court within the United States if one or more "United States persons" (as defined in the Code) have the authority to control all substantial decisions of the trust, or (ii) has a valid election in effect under applicable Treasury Regulations to be treated as a "United States person."

        Payments of interest and original discount on the Notes. The Notes will initially bear interest at a fixed annual rate. From and including                    , 2025, the Notes will bear interest at the Benchmark rate, which is expected to be the Three-Month Term SOFR, plus a fixed spread.

        The taxation of U.S. holders of the Notes depends in part on whether the Notes qualify as "variable rate debt instruments" for U.S. federal income tax purposes. Under applicable Treasury Regulations, a debt instrument will qualify as a "variable rate debt instrument" if (i) its issue price does not exceed the total noncontingent principal payments due under the debt instrument by more than a specified de minimis amount, (ii) the debt instrument provides for stated interest, paid or compounded at least annually, at current values of a single fixed rate and one or more qualified floating rates, (iii) the debt instrument provides that a qualified floating rate in effect at any time during the term of the instrument is set at a current value of that rate, and (iv) the debt instrument does not provide for any principal payments that are contingent (within the meaning of the Treasury Regulations). A "qualified floating rate" is any variable rate where variations in the value of such rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the debt instrument is denominated.

        We expect that the Benchmark rate (whether the Three-Month Term SOFR or another rate determined in accordance with this prospectus supplement) plus a fixed spread will meet the qualifications for being a qualified floating rate and the Notes will meet the requirements for being variable rate debt instruments. Therefore, we intend to treat the Notes as variable rate debt instruments for U.S. federal income tax purposes. Under this characterization, payments treated as qualified stated interest on the Notes generally will be taxable to U.S. holders as ordinary interest income at the time such interest payments are accrued or received, depending on the U.S. holder's regular method of accounting for U.S. federal income tax purposes. Qualified stated interest generally means stated interest that is unconditionally payable in cash at least annually at a single fixed rate, but as discussed below, special rules are applicable to a variable rate debt instrument.

        In addition to qualified stated interest, a U.S. holder (regardless of its method of tax accounting) will be required to include original issue discount in ordinary income as it accrues on the Notes. Subject to the special rules for variable rate debt instruments described below, original issue discount accrues in accordance with a constant yield method based on a compounding of interest. Any amounts included in income as original issue discount with respect to a Note will increase a U.S. holder's adjusted income tax basis in the Note.

        For U.S. federal income tax purposes, "original issue discount" is the excess of the stated redemption price at maturity of a debt instrument over its issue price if such excess equals or exceeds a specified de minimis amount (generally 1/4 of 1% of the debt instrument's stated redemption price at maturity multiplied by the number of complete years to maturity of such debt instrument). The "issue price" of an issue of debt instruments equals the first price at which a substantial amount of the debt instruments has been sold (ignoring sales to bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers). The "stated redemption price at maturity" of a debt instrument is the sum of all payments provided by the debt instrument other than payments of qualified stated interest.

        Under Treasury Regulations, to determine the amount of qualified stated interest and original issue discount in respect of a variable rate debt instrument, an equivalent fixed rate debt instrument must be constructed. The equivalent fixed rate debt instrument is a hypothetical instrument that has terms that are identical to those of the variable rate debt instrument, except that the equivalent fixed rate debt instrument provides for fixed rate substitutes in lieu of the actual rates on the variable rate debt instrument. The equivalent fixed rate debt instrument of a variable rate debt instrument, such as the Notes, that has an initial fixed rate followed by one or more qualified floating rates is constructed in the following fashion: (i) first, the initial fixed rate is replaced with a qualified floating rate such that the fair market value of the Notes as of the Notes' issue date would be approximately the same as the fair market value of an otherwise identical debt instrument that provides for the replacement qualified floating rate rather than the fixed rate, and (ii) second, each floating rate (including the floating rate determined under (i) above) is converted into a fixed rate substitute (which, in each case, generally will be the value of each floating rate as of the issue date of the Notes).

        When the equivalent fixed rate debt instrument has been constructed pursuant to the foregoing rules, the amount of qualified stated interest and original issue discount, if any, are determined for the equivalent fixed rate debt instrument by applying the general original issue discount rules described above to the equivalent fixed rate debt instrument, and a U.S. holder of the Notes will account for such original issue discount, if any, and qualified stated interest as if the U.S. holder held the equivalent fixed rate debt instrument. For each accrual period, appropriate adjustments will be made to the amount of qualified stated interest or original issue discount assumed to have been accrued or paid with respect to the equivalent fixed rate debt instrument in the event that such amounts differ from the actual amount of interest accrued or paid on the Notes during the accrual period.

        The Treasury Regulations provide special rules for determining the yield and maturity of a debt instrument, such as the Notes, that provide an issuer with the option to redeem the instrument at specified times. The Treasury Regulations generally deem an issuer to exercise (or not exercise) a redemption option in a manner that minimizes the yield on the debt instrument for purposes of determining whether a debt instrument is issued with original issue discount. Under the terms of the Notes, if the initial fixed rate substitute on the equivalent fixed rate debt instrument (as determined in the manner described above) is greater than the fixed rate substitute of the floating rate (as determined in the manner described above), the Notes will be presumed not to be redeemed and original issue discount with respect to the Notes will be calculated as described above. If, however, the initial fixed rate substitute on the equivalent fixed rate debt instrument (as determined in the manner described above) is less than the fixed rate substitute of the floating rate (as determined in the manner described above), the yield on the Notes will be minimized if the Notes are redeemed immediately before the change in the interest rate on                    , 2025, and, therefore, the Notes will be treated as maturing on such date for original issue discount purposes. This assumption is made solely for purposes of determining whether the Notes are issued with original issue discount for U.S. federal income tax purposes and is not an indication of our intention to redeem or not to redeem the Notes at any time. If, contrary to this presumption, the Notes are not redeemed prior to the change in the interest rate on                , 2025, then, solely for original issue discount purposes, the Notes will be deemed to be reissued at their adjusted issue price on the date that they are not redeemed. This deemed reissuance should not result in taxable gain or loss to U.S. holders.

        Based on current market conditions and the manner in which the interest rates on the Notes are determined, we expect that when the foregoing calculations are completed, the Notes will be presumed to remain outstanding until maturity and have no original issue discount or will have de minimis original issue discount that can be disregarded and that, therefore, all interest payable on the Notes will be treated as qualified stated interest.

        Sale, exchange, retirement, or other taxable disposition of Notes.    Upon the sale, exchange, retirement, or other taxable disposition of a Note, a U.S. holder will recognize taxable gain or loss equal to the difference between the amount realized on such disposition (except to the extent any amount realized is attributable to accrued but unpaid interest, which will be treated as a payment of interest) and the U.S. holder's adjusted income tax basis in the Note. Assuming the Notes are not treated as issued with original issue discount, a U.S. holder's adjusted income tax basis in a Note generally will be its cost to the U.S. holder less any payment (other than qualified stated interest) made on the Note. Gain or loss recognized on the disposition of a Note generally will be capital gain or loss, and will be long-term capital gain or loss if, at the time of the disposition, the U.S. holder's holding period for the Note is more than one year. Long-term capital gains of non-corporate taxpayers are generally eligible for preferential rates of taxation. The deductibility of capital losses is subject to certain limitations.

        Tax on net investment income.    Certain U.S. holders who are individuals, estates, or trusts are subject to a 3.8% tax on all or a portion of their net investment income. For these purposes, "net investment income" generally includes interest (including interest paid or accrued with respect to the Notes), dividends, annuities, royalties, rents, net gain attributable to the disposition of property not held in a trade or business (including net gain from the sale, exchange, redemption, retirement, or other taxable disposition of the Notes), and certain other income, but will be reduced by certain permitted deductions properly allocated to such income or net gain. U.S. holders should consult their own tax advisors regarding the implications of the net investment income tax in their particular circumstances.

        Information reporting and backup withholding.    In general, we as a payor are required to report to the IRS, all payments of principal and interest on the Notes. In addition, we are required to report to the IRS any payment of proceeds of the sale of the Notes before maturity within the United States. Backup withholding (currently at the rate of 24%) will generally apply to any payments if a U.S. holder fails to provide a correct taxpayer identification number to a payor. Backup withholding will also apply if a U.S. holder is notified by the IRS that the U.S. holder is subject to backup withholding because of its failure to report payment of interest and dividends properly, or if the U.S. holder otherwise fails to comply with the applicable backup withholding rules. Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a U.S. holder may be allowed as a credit against such U.S. holder's U.S. federal income tax liability and may entitle such U.S. holder to a refund, provided that the required information is furnished to the IRS in a timely manner.

Non-U.S. Holders

        This subsection describes the tax considerations for a "non-U.S. holder." You are a "non-U.S. holder" if you are the beneficial owner of a Note and you are neither a U.S. holder nor an entity or arrangement classified as a partnership for U.S. federal income tax purposes.

        Payments of interest.    Subject to the discussion below under "Information reporting and backup withholding" and "FATCA," payments of principal and interest on the Notes to a non-U.S. holder generally will be exempt from U.S. federal income withholding tax if, in the case of the payments of interest: (1) the payments are not effectively connected with the non-U.S. holder's conduct of a U.S. trade or business; (2) the non-U.S. holder does not own, actually or constructively, 10% or more of the combined voting power of all classes of our stock entitled to vote within the meaning of section 871(h)(3) of the Code and the Treasury Regulations thereunder; (3) the non-U.S. holder is not a "controlled foreign corporation" for U.S. federal income tax purposes that is related to us through stock ownership within the meaning of section 864(d)(4) of the Code; (4) the non-U.S. holder is not a bank that receives such interest in a transaction described in section 881(c)(3)(A) of the Code; and (5) the non-U.S. holder certifies under penalties of perjury on IRS Form W-8BEN or, if applicable, W-8BEN-E or a suitable substitute form that it is not a "United States person" (as defined in the Code) and provides their name, address, and U.S. taxpayer identification number, if any.

        If a non-U.S. holder cannot satisfy the requirements described above, payments of interest made to the non-U.S. holder on the Notes will be subject to a U.S. federal withholding tax at a rate of 30%, or such lower rate as may be specified by an applicable income tax treaty, unless the non-U.S. holder provides us with either (i) a properly executed IRS Form W-8BEN or, if applicable, W-8BEN-E (or successor form) establishing an exemption from (or a reduction of) withholding under the benefit of an applicable income tax treaty or (ii) a properly executed IRS Form W-8ECI (or successor form) certifying that interest paid on the Notes is not subject to withholding tax because the interest is effectively connected with the non-U.S. holder's conduct of a trade or business in the United States (as discussed under "Income or gain effectively connected with a U.S. trade or business" below).

        Sale, exchange, or other taxable disposition.    Subject to the discussion below under "Information reporting and backup withholding" and "FATCA," a non-U.S. holder generally will not be subject to U.S. federal income or withholding tax on any gain realized on the sale, exchange, redemption, retirement, or other taxable disposition of a Note unless: (1) the gain is effectively connected with the non-U.S. holder's conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment in the United States); or (2) the non-U.S. holder is an individual who has been present in the United States for 183 days or more in the taxable year of disposition, and certain other requirements are met.

        If a non-U.S. holder is described in (1) immediately above, see "Income or gain effectively connected with a U.S. trade or business" below. If a non-U.S. holder is described in (2) immediately above, the non-U.S. holder will generally be subject to U.S. federal income tax at a rate of 30% on the amount by which its capital gains allocable to U.S. sources, including gain from such disposition, exceed any capital losses allocable to U.S. sources, except as otherwise required by an applicable income tax treaty.

        To the extent that the amount realized on a sale, redemption, exchange, retirement, or other taxable disposition of the Notes is attributable to accrued but unpaid interest on the Notes, this amount generally will be treated in the same manner as described in "Payments of interest" above.

        Income or gain effectively connected with a U.S. trade or business.    If a non-U.S. holder is engaged in the conduct of a trade or business in the United States and interest on a Note or gain recognized from the sale, exchange, redemption, retirement, or other taxable disposition of a Note is effectively connected with the conduct of that trade or business, the non-U.S. holder will generally be subject to U.S. federal income tax (but generally not the 30% U.S. federal withholding tax on interest) on that interest or gain on a net income basis in the same manner as if the non-U.S. holder were a U.S. holder. The non-U.S. holder will be required to certify that such interest or gain is effectively connected with the non-U.S. holder's conduct of a U.S. trade or business by providing a properly executed IRS Form W-8ECI or appropriate substitute form to the applicable withholding agent. If the non-U.S. holder is eligible for the benefits of an income tax treaty between the United States and its country of residence, any effectively connected income or gain generally will be subject to U.S. federal income tax only if it is also attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States. In addition, if the non-U.S. holder is a foreign corporation, the non-U.S. holder may be subject to an additional branch profits tax equal to 30% (or a lower applicable income tax treaty rate) of its earnings and profits for the taxable year, subject to adjustments, that are effectively connected with its conduct of a trade or business in the United States.

        Information reporting and backup withholding.    We as a payor must report annually to the IRS and to a non-U.S. holder the amount of interest paid to such non-U.S. holder and the tax, if any, withheld from those payments. These reporting requirements apply regardless of whether U.S. withholding tax on such payments was reduced or eliminated by any applicable tax treaty or otherwise. Copies of the information returns reporting those payments and the amounts withheld may also be made available to the tax authorities in the country where a non-U.S. holder is a resident under the provisions of an applicable income tax treaty or agreement.

        Under some circumstances, Treasury Regulations require backup withholding and additional information reporting on payments of interest and other "reportable payments." Such backup withholding and additional information reporting will not apply to payments on the Notes made by us to a non-U.S. holder if the certification described under "Payments of interest" above is received from the non-U.S. holder.

        Backup withholding and information reporting generally will not apply to payments of proceeds from the sale or other disposition of a Notes made to a non-U.S. holder by or through the foreign office of a broker. However, information reporting requirements, and possibly backup withholding, will apply if such broker is, for U.S. federal income tax purposes, a "United States person" (as defined in the Code) or has certain other enumerated connections with the United States, unless such broker has documentary evidence in its records that the non-U.S. holder is not a "United States person" (as defined in the Code) and certain other conditions are met, or the non-U.S. holder otherwise establishes an exemption. Payments of proceeds from the sale or other disposition of a Note made to a non-U.S. holder by or through the U.S. office of a broker are subject to information reporting and backup withholding at the applicable rate unless the non-U.S. holder certifies, under penalties of perjury, that it is not a "United States person" (as defined in the Code) and satisfies certain other conditions or it otherwise establishes an exemption.

        Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a non-U.S. holder may be allowed as a credit against such holder's U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is furnished to the IRS in a timely manner.

        Non-U.S. holders should consult their tax advisors regarding the application of information reporting and backup withholding in their particular situations, the availability of an exemption therefrom, and the procedures for obtaining such an exemption, if available.

        Foreign Account Tax Compliance Act.    Under the Foreign Account Tax Compliance Act ("FATCA"), a U.S. federal withholding tax at a rate of 30% may be imposed on (i) U.S. source interest (including interest paid on the Notes) and (ii) subject to the proposed Treasury Regulations discussed below, the gross proceeds from the sale or other disposition of obligations that produce U.S. source interest (including the sale, exchange, redemption, retirement, or other disposition of the Notes), in each case to certain foreign entities, unless various information reporting, withholding, and other requirements are satisfied. In the case of payments made to a "foreign financial institution" (as defined in section 1471(d)(4) of the Code and the Treasury Regulations promulgated thereunder), subject to certain exceptions, the tax will generally be imposed unless the foreign financial institution enters into an agreement with the U.S. Treasury Department to collect and disclose certain information regarding its U.S. account holders (including certain account holders that are foreign entities that have U.S. owners) and satisfies certain other requirements or is deemed to be compliant with the requirements of FATCA, pursuant to an intergovernmental agreement in respect of FATCA or otherwise. In the case of payments made to certain other non-U.S. entities, the tax generally will be imposed unless such entity provides the payor with certain information regarding certain direct and indirect U.S. owners of the entity, or certifies that it has no such U.S. owners, and complies with certain other requirements. No additional amounts will be payable on account of any withholding obligation that is imposed with respect to payments on the Notes as a result of the failure of any holder or beneficial owner of a Note, or any intermediary through which it directly or indirectly owns such Note, to comply with the requirements of FATCA.

        Treasury Regulations proposed in December 2018 eliminate FATCA withholding on the gross proceeds from a sale or other disposition of instruments, such as the Notes, that produce U.S. source interest. In its preamble to such proposed Treasury Regulations, the IRS stated that taxpayers may generally rely on the proposed Treasury Regulations until final Treasury Regulations are issued.

        Holders are encouraged to consult with their own tax advisors regarding the possible implications of FATCA on their investment in the Notes.

        The discussion of U.S. federal income tax considerations set forth above is included for general information only. Prospective purchasers of the Notes are urged to consult their own tax advisors with respect to the tax consequences to them of the purchase, ownership, and disposition of Notes, including the tax consequences under state, local, estate, foreign, and other tax laws and the possible effects of changes in U.S. or other tax laws.

CERTAIN ERISA CONSIDERATIONS

General Fiduciary Matters

        A fiduciary of a pension, profit-sharing or other employee benefit plan subject to the U.S. Employee Retirement Income Security Act of 1974, as amended ("ERISA") (each, a "Plan"), should consider the fiduciary standards of ERISA in the context of the Plan's particular circumstances before authorizing an investment in the Notes. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan, and whether the investment would involve a prohibited transaction under ERISA or the Code.

Prohibited Transaction Issues

        Section 406 of ERISA and Section 4975 of the Code prohibit Plans, as well as individual retirement accounts, Keogh plans and any other plans that are subject to Section 4975 of the Code (also, "Plans") from engaging in certain transactions involving "plan assets" with persons who are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to the Plan. A violation of these prohibited transaction rules may result in excise tax or other liabilities under ERISA or the Code for those persons, unless exemptive relief is available under an applicable statutory, regulatory or administrative exemption. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) ("Non-ERISA Arrangements") are not subject to the requirements of Section 406 of ERISA or Section 4975 of the Code but may be subject to similar provisions under applicable federal, state, local, non-U.S. or other laws ("Similar Laws").

        The acquisition and holding of the Notes or any interest therein by a Plan or any entity whose underlying assets include "plan assets" by reason of any Plan's investment in the entity (a "Plan Asset Entity") with respect to which we or any paying agent or any of our or its respective affiliates is or becomes a party in interest or disqualified person may result in a prohibited transaction under ERISA or Section 4975 of the Code, unless the Notes are acquired and held pursuant to an applicable exemption. The U.S. Department of Labor has issued prohibited transaction class exemptions, or "PTCEs," that may provide exemptive relief if required for direct or indirect prohibited transactions that may arise from the purchase or holding of the Notes, or any interest therein. These exemptions include PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers), PTCE 90-1 (for certain transactions involving insurance company pooled separate accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 95-60 (for transactions involving certain insurance company general accounts), and PTCE 96-23 (for transactions managed by in-house asset managers). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code (the "service provider exemption") may provide an exemption for the purchase and sale of the Notes by a Plan or a Plan Asset Entity provided that (i) the issuer of the Notes is not a party in interest or disqualified person with respect to an investing Plan other than by reason of providing services to the Plan or a relationship to a service provider, (ii) neither the issuer of the Notes nor any of its affiliates has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of the Plan involved in the transaction, and provided further that (iii) the Plan pays no more and receives no less than "adequate consideration" in connection with the transaction. There can be no assurance that all of the conditions of any such exemptions will be satisfied.

        Any purchaser or holder of the Notes or any interest therein will be deemed to have represented by its purchase and holding of the Notes or any interest therein that it either (i) is not a Plan, a Plan Asset Entity or a Non-ERISA Arrangement and is not purchasing or holding the Notes or any interest therein on behalf of or with the assets of any Plan, a Plan Asset Entity or Non-ERISA Arrangement or

(ii) the purchase and holding of the Notes will not constitute or result in a prohibited transaction under ERISA or the Code for which there is no exemption, or a similar violation under any applicable Similar Laws. Further, any purchaser or holder of the Notes or any interest therein will be deemed to have represented by its purchase and holding of the Notes or any interest therein that (i) such fiduciaries have made the decision to make such investment independently (and not relying on any advice) from the Company, (ii) such fiduciaries are validly authorized to take such action, and (iii) such investment is consistent with their fiduciary responsibilities and the provisions of ERISA and/or the Code or any other applicable law, along with the terms of any document governing such Plan, Plan Asset Entity or Non-ERISA Arrangement.

        Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is important that fiduciaries or other persons considering purchasing the Notes or any interest therein on behalf of or with the assets of any Plan, a Plan Asset Entity or Non-ERISA Arrangement consult with their counsel regarding the potential consequences under ERISA and Section 4975 of the Code, and, if applicable, the availability of exemptive relief under any of the PTCEs listed above, the service provider exemption or the potential consequences of any purchase or holding under Similar Laws, as applicable. Purchasers of the Notes have exclusive responsibility for ensuring that their purchase and holding of the Notes or any interest therein do not violate the fiduciary or prohibited transaction rules of ERISA or the Code or any similar provisions of Similar Laws. The sale of any Notes to a Plan, Plan Asset Entity or Non-ERISA Arrangement is in no respect a recommendation to make such a purchase or a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by any such Plans, Plan Asset Entities or Non-ERISA Arrangements generally or any particular Plan, Plan Asset Entity or Non-ERISA Arrangement or that such investment is appropriate for such Plans, Plan Asset Entities or Non-ERISA Arrangements generally or any particular Plan, Plan Asset Entity or Non-ERISA Arrangement.

 UNDERWRITING

        We have entered into an underwriting agreement with Piper Sandler & Co., who is acting as the sole underwriter with respect to the Notes being offered pursuant to this prospectus supplement. Subject to certain conditions, the underwriter has agreed to purchase $            in aggregate principal amount of Notes in this offering.

        The underwriting agreement provides that the obligations of the underwriter are subject to certain conditions precedent such as the receipt by the underwriter of officers' certificates and legal opinions and approval of certain legal matters by its counsel. The underwriting agreement provides that the underwriter will purchase all of the Notes offered hereby if any of them are purchased. If the underwriter defaults, the underwriting agreement provides that the underwriting agreement may be terminated. We have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriter may be required to make in respect of those liabilities.

        The Notes will constitute a new class of securities with no established trading market. The underwriter has advised us that, following the completion of this offering, it currently intends to make a market in the Notes as permitted by applicable laws and regulations. However, the underwriter is not obligated to do so, and the underwriter may discontinue any market-making activities at any time without notice in its sole discretion. Accordingly, no assurance can be given as to the liquidity of the trading market for the Notes, that you will be able to sell any of the Notes held by you at a particular time or that the prices that you receive when you sell will be favorable.

        The underwriter is offering the Notes offered hereby subject to their acceptance of such Notes from us and subject to prior sale. The underwriter reserves the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commission and Expenses

        Notes sold by the underwriter to the public will be offered at the public offering price set forth on the cover of this prospectus supplement. Any Notes sold by the underwriter to securities dealers may be sold at a discount from the initial public offering price not to exceed        % of the principal amount of the Notes. If all of the Notes are not sold at their applicable initial offering prices, the underwriter may change the offering prices and the other selling terms. The offering of the Notes by the underwriter is subject to receipt and acceptance and subject to the underwriter's right to reject any order in whole or in part.

        The following table shows the public offering price, the underwriting discounts and commissions that we are to pay the underwriter and the proceeds, before expenses, to us in connection with this offering (expressed as a percentage of the principal amount of the Notes offered hereby).

	Per Note		Total
Public offering price(1)		%	$
Underwriting discounts and commissions paid by us(2)		%	$
Proceeds to us, before expenses		%	$

(1)
Plus accrued interest from                    , 2020 to the date of delivery.

(2)
We have agreed to reimburse the underwriter for certain legal expenses in connection with this offering. Such reimbursement is deemed underwriter compensation by the Financial Industry Regulatory Authority ("FINRA").

        We estimate expenses payable by us in connection with this offering, other than, in each case, underwriting discounts and commissions, will be approximately $            . We have agreed to reimburse

the underwriter for certain legal expenses in connection with this offering in an amount not to exceed $            in the aggregate.

        We expect that delivery of the Notes will be made against payment therefor on or about May         , 2020, which will be the fifth business day following the date of pricing of the Notes, or "T+5 ." Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes on the date of pricing or the next two succeeding business days will be required, by virtue of the fact that the Notes initially settle in T+5, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the Notes who wish to trade the Notes prior to their date of delivery hereunder should consult their advisors.

No Listing

        The Notes will not be listed on any securities exchange or included in any automated quotation system.

No Sale of Similar Securities

        We have agreed with the underwriter that for a period from the date of the underwriting agreement through and including the closing date of the offering, we and our subsidiaries will not, without the prior consent of the underwriter, offer or sell, or enter into any agreement to sell, any debt securities (excluding deposit obligations) of ours or of our subsidiaries, other than the Notes.

Stabilization

        The underwriter has advised us that, pursuant to Regulation M under the Exchange Act, certain persons participating in the offering may engage in short sale transactions, stabilizing transactions, syndicate covering transactions or the imposition of penalty bids in connection with this offering. These activities may have the effect of stabilizing or maintaining the market price of the Notes at a level above that which might otherwise prevail in the open market. Establishing short sales positions may involve either "covered" short sales or "naked" short sales.

        A stabilizing bid is a bid for the purchase of Notes on behalf of the underwriter for the purpose of fixing or maintaining the price of the Notes. A syndicate covering transaction is the bid for or the purchase of Notes on behalf of the underwriter to reduce a short position incurred by the underwriter in connection with the offering. A penalty bid is an arrangement permitting the underwriter to reclaim the selling concession otherwise accruing to a syndicate member in connection with the offering if the Notes originally sold by such syndicate member are purchased in a syndicate covering transaction and therefore have not been effectively placed by such syndicate member.

        Neither we, nor the underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Notes. The underwriter is not obligated to engage in these activities and, if commenced, any of the activities may be discontinued at any time.

Other Activities and Relationships

        The underwriter and certain of its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriter or its affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expenses.

        In the ordinary course of their various business activities, the underwriter and certain of its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities or instruments issued by us and our affiliates. If the underwriter or its affiliates have a lending relationship with us, they routinely hedge their credit exposure to us consistent with their customary risk management policies. The underwriter and its affiliates may hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the Notes offered hereby. Any such short positions could adversely affect future trading prices of the Notes offered hereby. The underwriter and its affiliates may also communicate independent investment recommendations, market color or trading ideas or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.

VALIDITY OF NOTES

        The validity of the Notes offered hereby and certain other matters relating to this offering will be passed upon for us by Polsinelli PC, Denver, Colorado, and Kirk D. Jensen, Executive Vice President, General Counsel of FIBK, Billings, Montana. Certain legal matters relating to this offering will be passed upon for the underwriter by Luse Gorman, PC, Washington, D.C. As of May 8, 2020, Mr. Jensen beneficially owned 13,394 shares of our Class A common stock.

EXPERTS

        The consolidated financial statements of FIBK and its subsidiaries as of December 31, 2019 and 2018, and for each of the years in the three-year period ended December 31, 2019, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2019, have been incorporated by reference herein and in the registration statement in reliance upon the report of RSM US LLP, independent registered public accounting firm, appearing elsewhere and incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PROSPECTUS

Common Stock
Preferred Stock
Depositary Shares
Debt Securities
Warrants
Purchase Contracts
Units

of

FIRST INTERSTATE BANCSYSTEM, INC.

        First Interstate BancSystem, Inc., or FIBK, from time to time may offer to sell the securities identified above in one or more offerings. This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in an applicable prospectus supplement to this prospectus.

        Our Class A common stock is listed for trading on the Nasdaq Global Select Market under the ticker symbol "FIBK".

        This prospectus may not be used to sell securities unless accompanied by an applicable prospectus supplement. Investing in our securities involves risks. You should carefully read this prospectus and any applicable prospectus supplement, together with the documents incorporated by reference, before you make your investment decision. See "Risk Factors" on page 5 of this prospectus, as well as any additional risk factors included in, or incorporated by reference into, any applicable prospectus supplement, to read about factors you should consider before buying any of our securities.

        None of the Securities and Exchange Commission, any state securities commission, the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation (the "FDIC"), the Montana Division of Banking and Financial Institutions, or any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

        The securities are not savings accounts, deposits or other obligations and will not be insured by the FDIC or any other governmental agency or instrumentality, and they are not obligations of, or guaranteed by, our bank or any of our non-bank subsidiaries.

        We may offer and sell the securities directly, through one or more agents, dealers or underwriters as designated from time to time, or through a combination of these methods.

Prospectus dated March 16, 2020.

i

        You should rely only on the information contained in or incorporated by reference into this prospectus and any applicable prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, any applicable prospectus supplement and the documents incorporated by reference herein and therein is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

 ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, as a "well-known seasoned issuer" as defined in Rule 405 under the Securities Act using an automatic "shelf" registration process. This prospectus does not contain all information included in the registration statement. Under this shelf registration process, we may offer and sell the securities identified in this prospectus in one or more offerings.

        Each time we offer and sell securities, we will provide a prospectus supplement along with this prospectus that will contain specific information about the terms of the offering and the securities being offered and, if necessary, a pricing supplement that will contain the specific terms of your securities. The prospectus supplement and, if necessary, the pricing supplement, may also add, update or change information contained in this prospectus. Any information contained in this prospectus will be deemed to be modified or superseded by any inconsistent information contained in a prospectus supplement or a pricing supplement. You should read carefully this prospectus and any prospectus supplement and pricing supplement, together with the additional information described below under the caption "Where You Can Find More Information".

        We may also prepare free writing prospectuses that describe particular securities. Any free writing prospectus should also be read in connection with this prospectus and with any prospectus supplement referred to therein. For purposes of this prospectus, any reference to an applicable prospectus supplement may also refer to a free writing prospectus, unless the context otherwise requires.

        The registration statement that contains this prospectus, including the exhibits to the registration statement, contains additional information about us and the securities offered under this prospectus. The registration statement can be obtained from the SEC's website, www.sec.gov.

        The distribution of this prospectus and any applicable prospectus supplement and the offering of the securities in certain jurisdictions may be restricted by law. Persons into whose possession this prospectus and any applicable prospectus supplement come should inform themselves about and observe any such restrictions. This prospectus and any applicable prospectus supplement do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

        In this prospectus, references to the "Corporation," "FIBK," "we," "us," "our" or similar references mean First Interstate BancSystem, Inc. and not First Interstate BancSystem, Inc. together with any of its subsidiaries, unless the context indicates otherwise.

 CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

        This prospectus contains or incorporates by reference, and from time to time our management may make, forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act and Rule 175 promulgated thereunder, and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Rule 3b-6 promulgated thereunder, that involve inherent risks and uncertainties. In some cases, you can identify these statements by forward-looking words such as "may," "might," "will," "should," "expects," "intends," "plans," "anticipates," "believes," "estimates," "predicts," "potential" or "continues," the negative of these terms and other comparable terminology. These forward-looking statements, which are subject to risks, uncertainties and assumptions (some of which are beyond our control and ability to predict), may include projections of FIBK's future financial performance, future expenses, anticipated growth strategies, descriptions of new business initiatives and anticipated trends in FIBK's business or financial results. These statements are not guarantees of future performance and are only predictions based on our current expectations and projections about future events. Factors that could cause FIBK's actual financial condition and results of operations, level of activity, performance or achievements to differ materially from those indicated by such forward-looking statements include, but are not limited to:

  •
  political, legal, regulatory, and general economic or business conditions, either nationally or regionally;

  •
  geopolitical uncertainties throughout the world that may impact our business and our clients' businesses;

  •
  weather-related, disease, viruses, wide-spread health emergencies, pandemics, and other adverse climate or other conditions that may impact our business and our clients' business;

  •
  changes in the interest rate environment or interest rate changes made by the Board of Governors of the Federal Reserve;

  •
  credit performance of our loan portfolio;

  •
  adequacy of the allowance for loan losses and access to low-cost funding sources;

  •
  the unavailability of the London Interbank Offered Rate;

  •
  impairment of goodwill;

  •
  dependence on our management team and ability to attract and retain qualified employees;

  •
  governmental regulation and changes in regulatory, tax and accounting rules and interpretations;

  •
  stringent capital requirements;

  •
  future Federal Deposit Insurance Corporation insurance premium increases;

  •
  Consumer Financial Protection Bureau restrictions on our ability to originate and sell mortgage loans;

  •
  cyber-security risks, including items such as "denial of service," "hacking" and "identity theft";

  •
  significant litigation and regulatory proceedings;

  •
  inability to meet liquidity requirements;

  •
  environmental remediation and other costs;

  •
  ineffective internal operational controls;

  •
  competitive pressures among depository and other financial institutions may increase significantly;

  •
  competitors that have greater financial resources or that develop products that enable them to compete more successfully and that may be subject to different regulatory standards than us;

  •
  reliance on external vendors;

  •
  soundness of other financial institutions;

  •
  failure of technology and failure to effectively implement technology-driven products and services;

  •
  risks associated with introducing and implementing new lines of business, products or services;

  •
  failure to execute on strategic or operational plans, including the ability to complete mergers and acquisitions or fully achieve expected cost savings or revenue growth associated with mergers and acquisitions;

  •
  deposit attrition, client loss and/or revenue loss following completed mergers and acquisitions;

  •
  anti-takeover provisions;

  •
  changes in dividend policy and the inability of our bank subsidiary to pay dividends;

  •
  uninsured nature of any investment in Class A and Class B common stock;

  •
  decline in market price and volatility of Class A and Class B common stock;

  •
  voting control of Class B stockholders;

  •
  dilution as a result of future equity issuances;

  •
  controlled company status; and

  •
  subordination of Class A and Class B common stock to our debt.

        These and other factors are more fully described under "Risk Factors" in Item 1A of our most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on February 27, 2020, as such factors may be updated from time to time in our periodic filings with the SEC, as well as the other information contained or incorporated by reference in this prospectus or in any prospectus supplement hereto. Forward-looking statements speak only as of the date on which such statements are made. Except as required by law, FIBK undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, or to reflect the occurrence of unanticipated events. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an internet website that contains reports, proxy statements and other information about issuers, like FIBK, that file electronically with the SEC. The address of that website is http://www.sec.gov. FIBK's internet website address is http://www.fibk.com. We make available, through our website, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and any amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The references to the SEC's website and our website are for the convenience of investors as required by the SEC and shall not be deemed to incorporate any information on these websites into this prospectus. All website addresses in this prospectus are intended to be inactive textual references only.

        In this prospectus, as permitted by law, we "incorporate by reference" information from other documents that we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

        We incorporate by reference the documents listed below and any documents we file with the SEC in the future (File No. 001-34653) under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act until the completion of the offering of securities under this prospectus (other than information in such additional documents that is deemed, under the Exchange Act, in accordance with the Exchange Act and SEC rules, to be "furnished" and not filed with the SEC):

  •
  Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on February 27, 2020;

  •
  Current Reports on Form 8-K, filed with the SEC on January 7, 2020, January 29, 2020, February 19, 2020, and February 21, 2020; and

  •
  The description of our Class A common stock included in FIBK's Registration Statement on Form 8-A/A (Amendment No. 1) filed with the SEC on October 23, 2017 (File No. 001-34653) by incorporation by reference to FIBK's Registration Statement on Form S-3 filed with the SEC on September 25, 2017 (File No. 333-220594), as updated by Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on February 27, 2020, including any other amendment or reports filed for the purpose of updating such description.

        You may request a copy of any of these filings, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing, at no cost, by writing to or telephoning us at the following address:

        First Interstate BancSystem, Inc.
401 North 31st Street
Billings, Montana 59116
Attention: Corporate Secretary
(406) 255-5390

ABOUT THE CORPORATION

        First Interstate BancSystem, Inc. is a financial and bank holding company incorporated as a Montana corporation in 1971, headquartered in Billings, Montana. As of December 31, 2019, we had consolidated assets of $14.6 billion, deposits of $11.7 billion, total loans of $9.0 billion, and total stockholders' equity of $2.0 billion. We currently operate 152 banking offices, including detached drive-up facilities, in communities across Idaho, Montana, Oregon, South Dakota, Washington, and Wyoming in addition to online and mobile banking services. Through our bank subsidiary, First Interstate Bank, we deliver a comprehensive range of banking products and services to individuals, businesses, municipalities, and other entities throughout our market areas. Our clients participate in a wide variety of industries, including agriculture, construction, education, energy, governmental services, healthcare, mining, professional services, retail, technology, tourism, and wholesale trade. As of December 31, 2019, we had one significant subsidiary, First Interstate Bank.

        Our principal executive offices are located at 401 North 31st Street, Billings, Montana 59116, and our telephone number is (406) 255-5390. Our Class A common stock is listed on the Nasdaq Global Select Market under the ticker symbol "FIBK". Our website address is www.FIBK.com. This website address is not intended to be an active link and information on our website is not incorporated in, and should not be construed to be part of, this prospectus.

RISK FACTORS

        Investing in our securities involves risks. Before you invest in any of our securities, in addition to the other information included in, or incorporated by reference into, this prospectus, you should carefully consider the risk factors contained in Item 1A under the caption "Risk Factors" and elsewhere in our most recent Annual Report on Form 10-K filed with the SEC for the fiscal year ended December 31, 2019, as updated by our annual or quarterly reports for subsequent fiscal years or fiscal quarters that we file with the SEC and that are so incorporated. See "Where You Can Find More Information" for information about how to obtain a copy of these documents. You should also carefully consider the risks and other information that may be contained in, or incorporated by reference into, any prospectus supplement relating to specific offerings of securities.

USE OF PROCEEDS

        We intend to use the net proceeds from the sale of any securities offered under this prospectus for general corporate purposes, unless otherwise specified in the applicable prospectus supplement or pricing supplement relating to a specific issue of securities. Our general corporate purposes may include refinancing activities, repurchasing shares of our common stock, acquisitions of other companies and such other purposes indicated in the applicable prospectus supplement and, if necessary, the applicable pricing supplement. The precise amounts and timing of our use of the net proceeds will depend upon our, and our subsidiaries', funding requirements and the availability of other funds.

SUMMARY OF THE SECURITIES WE MAY OFFER

        We may use this prospectus to offer securities from time to time in one or more offerings. The applicable prospectus supplement will describe the amounts, prices and detailed terms of the securities and may describe risks associated with an investment in the securities. We will also include in the prospectus supplement, where applicable, information about material United States ("U.S.") federal income tax considerations relating to the securities. Terms used in this prospectus will have the meanings described in this prospectus unless otherwise specified.

        We may offer and sell the securities to or through one or more underwriters, dealers or agents, or directly to purchasers. We, as well as any agents acting on our behalf, reserve the sole right to accept or to reject in whole or in part any proposed purchase of our securities. Each prospectus supplement will set forth the names of any underwriters, dealers or agents involved in the sale of our securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them.

        This prospectus may not be used to sell securities unless accompanied by the applicable prospectus supplement.

Common Stock

        We may sell shares of our Class A common stock, no par value per share. In a prospectus supplement, we will describe the aggregate number of shares offered and the offering price or prices of the shares.

        We have two classes of common stock: Class A common stock, which has one vote per share; and Class B common stock, which has five votes per share. Our common stock is uncertificated.

        Our Class A common stock is not convertible into any other shares of our capital stock. Any holder of Class B common stock may at any time convert such holder's shares into shares of Class A common stock on a share-for-share basis. The shares of Class B common stock will be automatically converted into shares of Class A common stock on a share-for-share basis:

  •
  when the number of shares of Class B common stock constitutes less than 20% of the aggregate number of shares of common stock then outstanding as of the record date for a shareholder meeting, as determined by the board of directors of the Corporation; or

  •
  upon any transfer, whether or not for value, except for transfers to the holder's spouse, certain of the holder's relatives, the trustees of certain trusts established for their benefit, corporations and partnerships wholly-owned by the holders and their relatives, the holder's estate, and other holders of Class B common stock.

        Once converted into Class A common stock, the Class B common stock cannot be reissued. No class of common stock may be subdivided or combined unless the other class of common stock concurrently is subdivided or combined in the same proportion and in the same manner.

        Other than in connection with dividends and distributions, subdivisions or combinations, the exercise of stock options for shares of Class B common stock or certain other circumstances, we are not authorized to issue additional shares of Class B common stock.

Preferred Stock; Depositary Shares

        Our board of directors is authorized, without approval of the holders of common stock, to provide for the issuance of preferred stock, no par value per share, from time to time in one or more series in such number and with such designations, preferences, powers and other special rights as may be stated in the resolution or resolutions providing for such preferred stock. In a prospectus supplement, we will describe the specific designation, the aggregate number of shares offered, the dividend rate or manner of calculating the dividend rate, the dividend periods or manner of calculating the dividend periods, the ranking of the shares of the series with respect to dividends, liquidation and dissolution, the liquidation preference of the shares of the series, the voting rights of the shares of the series, if any, whether and on what terms the shares of the series will be convertible or exchangeable, whether and on what terms we can redeem the shares of the series, whether we will offer depositary shares representing shares of the series and if so, the fraction or multiple of a share of preferred stock represented by each depositary share, whether we will list the preferred stock or depositary shares on a securities exchange and any other specific terms of the series of preferred stock.

Debt Securities—Senior Debt Securities and Subordinated Debt Securities

        We may sell debt securities, including senior debt securities and subordinated debt securities, which may be senior or subordinated in priority of payment. We will provide a prospectus supplement that describes the ranking, whether senior or subordinated, the level of seniority or subordination (as applicable), the specific designation, the aggregate principal amount, the purchase price, the maturity, the redemption terms, the interest rate or manner of calculating the interest rate, the time of payment of interest, if any, the terms for any conversion or exchange, including the terms relating to the adjustment of any conversion or exchange mechanism, the listing, if any, on a securities exchange and any other specific terms of any debt securities that we may issue from time to time.

        As required by U.S. federal law for all bonds and notes of companies that are publicly offered, our debt securities will be governed by a document called an indenture. Senior debt securities will be issued in one or more series under a senior debt securities indenture, to be entered into between us and a trustee and substantially in the form included as an exhibit to the registration statement of which this prospectus is a part. Subordinated debt securities will be issued in one or more series under a subordinated debt securities indenture, to be entered into between us and a trustee and substantially in the form included as an exhibit to the registration statement of which this prospectus is a part. Specific terms and conditions for debt securities to be issued under the senior debt securities indenture and the subordinated debt securities indenture will be set forth in a supplemental indenture or company order.

Warrants

        We may sell warrants to purchase our debt securities, shares of preferred stock or shares of our Class A common stock. In a prospectus supplement, we will inform you of the exercise price and other specific terms of the warrants, including whether our or your obligations, if any, under any warrants may be satisfied by delivering or purchasing the underlying securities or their cash value.

Purchase Contracts

        We may issue purchase contracts, including contracts obligating holders to purchase from, or to sell to, us, and obligating us to sell to, or to purchase from, the holders, a specified number of shares of our common stock, preferred stock or depositary shares at a future date or dates. The price per share of common stock, preferred stock or depositary shares and the number of shares of each may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula set forth in the purchase contracts. The applicable prospectus supplement will describe the terms of the purchase contracts, including, if applicable, collateral or depositary arrangements.

Units

        We may issue units consisting of one or more purchase contracts and beneficial interests in any of our securities described in the applicable prospectus supplement, securing the holders' obligations to purchase the common stock, preferred stock or depositary shares under the purchase contracts. The applicable prospectus supplement will describe the terms of the units, including, if applicable, collateral or depositary arrangements.

VALIDITY OF THE SECURITIES

        Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered by this prospectus will be passed upon for us by Polsinelli PC, Denver, Colorado, and Kirk D. Jensen, Executive Vice President, General Counsel of FIBK, Billings, Montana. Additional legal matters may be passed upon for us or any underwriters, dealers, or agents by counsel that we will name in the applicable prospectus supplement. If the securities are being distributed in an underwritten offering, the validity of the securities will be passed upon for the underwriters by counsel identified in the applicable prospectus supplement. As of March 6, 2020, Mr. Jensen beneficially owned 13,475 shares of our Class A common stock.

EXPERTS

        The consolidated financial statements of FIBK and its subsidiaries as of December 31, 2019 and 2018, and for each of the years in the three-year period ended December 31, 2019, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2019, have been incorporated by reference herein and in the registration statement in reliance upon the report of RSM US LLP, independent registered public accounting firm, appearing elsewhere and incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

$

            % Fixed-to-Floating Rate Subordinated Notes due 2030

Prospectus Supplement

                        , 2020